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                                                                    EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        GEAC COMPUTER CORPORATION LIMITED

                              CAGE ACQUISITION INC.

                                       AND

                                 EXTENSITY, INC.

                           DATED AS OF AUGUST 26, 2002
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                          AGREEMENT AND PLAN OF MERGER

         THIS IS AN AGREEMENT AND PLAN OF MERGER made and entered into as of August 26, 2002 by and among GEAC COMPUTER CORPORATION LIMITED, a corporation governed by the Canada Business Corporations Act ("Geac"), CAGE ACQUISITION INC., a Delaware corporation that is a wholly-owned subsidiary of Geac ("Geac Sub"), and EXTENSITY, INC., a Delaware corporation ("Extensity").

                               B A C K G R O U N D

         The boards of directors of Geac, Geac Sub and Extensity have approved the merger of Geac Sub into Extensity upon the terms and subject to the conditions set forth in this Agreement, the Extensity board of directors having determined that the merger is fair to, and in the best interests of, its stockholders. This Agreement and that merger will need to be approved by Extensity's stockholders before the merger can close. If the merger does close, each outstanding share of Extensity common stock (other than shares whose holders properly demand a statutory appraisal for those shares) will be converted into a fraction of a Geac common share or cash, as provided in this Agreement. Concurrently with the signing of this Agreement, certain directors, officers, stockholders and employees of Extensity are signing one or more of the following: (a) a voting agreement regarding their Extensity shares, (b) a lock-up agreement regarding any Geac shares they receive if the merger is completed and (c) an employment letter and related items regarding their employment after the merger.

ACCORDINGLY, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                   ARTICLE I
                                  DEFINED TERMS

1.1. Definitions. As used in this Agreement, these terms have these meanings:
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                  "ACTION" means a private or government claim, action, suit, arbitration, investigation or proceeding of any nature.

                  "AGREEMENT" means this Agreement and Plan of Merger, including the exhibits and the Extensity Disclosure Statement.

                  "BUSINESS DAY" means any day on which both the NASDAQ National Market and the TSX are open for trading.

                  "CANADIAN GAAP" means Canadian generally accepted accounting principles applied on a consistent basis as of the dates and for the periods involved (except as may be indicated in the notes to any particular financial statement, including the explanations in the notes to the effect that certain of the information presented in the notes is presented in accordance with U.S.
GAAP).

                  "CANADIAN SECURITIES COMMISSION" means the securities commission or similar regulatory authority in each of the Provinces of Canada.

                  "CANADIAN SECURITIES LAWS" means the multilateral instruments, securities legislation and regulations thereto applicable in each of the Provinces of Canada, together with published rules, blanket rulings, blanket orders and published policy statements of each Canadian Securities Commission in force on the date hereof.

                  "CASH ELECTION SHARE" means a share of Extensity Common Stock with respect to which the last election, if any, properly and timely filed in accordance with Subsection 3.1(d), on or before the Merger Record Date, specified that that share was to be converted into cash, in the Merger, in accordance with Subsection 3.1(a). "Cash Election Share" also means a share of Extensity Common Stock with respect to which no election was properly and timely filed under Subsection 3.1(d). In no event shall Stock Election Shares or Dissenting Shares be considered "Cash Election Shares".

                  "CASH PRICE" means the amount, expressed in U.S. dollars, determined in accordance with Subsection 3.1(a).

                  "CERCLA" has the meaning specified in Subsection 4.20(a).

                  "CERTIFICATE OF MERGER" has the meaning specified in Section 2.2.

                  "CLOSING" has the meaning specified in Section 2.2.

                  "CLOSING DATE" has the meaning specified in Section 2.2.

                  "COBRA" means the United States Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.


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                  "CODE" means the United States Internal Revenue Code of 1986, as amended.

                  "CONFIDENTIALITY AGREEMENT" has the meaning specified in Subsection 6.2(a).

                  "DELAWARE LAW" means the Delaware General Corporation Law.

                  "DISSENTING SHARES" has the meaning specified in Section 3.5.

                  "EFFECTIVE TIME" has the meaning specified in Section 2.2.

                  "END DATE" has the meaning specified in Subsection 9.1(g).

                  "ENVIRONMENT" has the meaning specified in Subsection 4.20(a).

                  "ENVIRONMENTAL LAW" has the meaning specified in Subsection 4.20(a).

                  "ENVIRONMENTAL PERMIT" has the meaning specified in Subsection 4.20(a).

                  "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC under that statute.

                  "EXCHANGE AGENT" means Computershare Trust Company.

                  "EXCHANGE RATIO" means the fraction of a Geac Common Share, expressed as a decimal, determined in accordance with Subsection 3.1(b).

                  "EXTENSITY ACQUISITION PROPOSAL" has the meaning specified in Subsection 6.2(b).

                  "EXTENSITY ACQUISITION TRANSACTION" has the meaning specified in Subsection 6.2(b).

                  "EXTENSITY BALANCE SHEET" means the consolidated balance sheet of Extensity dated as of the Reference Date and included in the SEC Reports.

                  "EXTENSITY COMMON STOCK" means the common stock, USD0.001 par value per share, of Extensity.

                  "EXTENSITY CONTRACTS" has the meaning specified in Subsection 4.14(b).


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                  "EXTENSITY DISCLOSURE STATEMENT" has the meaning specified in the preamble to Article IV.

                  "EXTENSITY EMPLOYEE BENEFIT PLANS" has the meaning specified in Subsection 4.19(a).

                  "EXTENSITY ERISA AFFILIATE" has the meaning specified in Subsection 4.19(a).

                  "EXTENSITY EXCESS TRANSACTION EXPENSES" means the Extensity Transaction Expenses minus USD1.85 million.

                  "EXTENSITY FINANCIAL STATEMENTS" means the consolidated financial statements (including the related notes) of Extensity included in the SEC Reports.

                  "EXTENSITY IP RIGHTS" has the meaning specified in Subsection 4.17(a).

                  "EXTENSITY MATERIAL ADVERSE EFFECT" means any change, event or effect that is or is reasonably likely to become materially adverse to the affairs, business (including, without limitation, a decrease greater than 35% in the customer and revenue "pipeline" of Extensity, on a consolidated basis, as compared to the Extensity pipeline figures initialed by officers of Extensity and Geac when this Agreement was signed), an aggregate increase greater than USD500,000 in the consolidated liabilities of Extensity or an aggregate decrease greater than USD500,000 in the book value of the consolidated assets of Extensity, operations, assets, financial condition or results of operations of Extensity and the Extensity Subs taken as whole. However, none of the following shall constitute an "Extensity Material Adverse Effect" and none of the following shall be taken into account in determining whether an "Extensity Material Adverse Effect" has occurred or is reasonably likely to occur: (a) the consequences of the announcement or pendency of the Merger (including any disruption in partner, customer or similar relationships or any loss of employees if, in any such case, that disruption is caused by the announcement or pendency of the Merger), (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which Extensity and the Extensity Subs participate or the U.S. economy as a whole, (c) any adverse change in the stock price of Extensity in and of itself, as quoted on the NASDAQ National Market, (d) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to acts of terrorism or war, (e) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in Law, (f) the entry of a competitor in the industry in which Extensity and the Extensity Subs participate, (g) any effect relating to compliance with the terms of, or the taking of any action required by, this Agreement or the taking of any action consented to by Geac, (h) the effect of depreciation of depreciable assets in accordance with U.S. GAAP or (i) any


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changes (by themselves) in any of the elements used to calculate Extensity WC.
The purpose of clause (i) of the preceding sentence is to assure that changes in the elements used to calculate Extensity WC only have the effects reflected in Subsections 3.1(a), (b) and (c), and in Section 3.2. However, if any change, event or effect, not constituting an element used to calculate Extensity WC, nevertheless itself constitutes an Extensity Material Adverse Effect but for that clause (i), then the fact that the change, event or effect also correlates with, is caused by, or causes a change in one or more of the elements used to calculate Extensity WC shall not cause that change, event or effect not to be an Extensity Material Adverse Effect.

                  "EXTENSITY NON-U.S. PLANS" has the meaning specified in Subsection 4.19(n).

                  "EXTENSITY OPTIONS" has the meanings specified in Sections 3.2 and 4.6.

                  "EXTENSITY PENSION PLANS" has the meaning specified in Subsection 4.19(a).

                  "EXTENSITY PREFERRED STOCK" means a new class of preferred stock of Extensity to be designated by Extensity's board of directors, as contemplated by Section 2.4.

                  "EXTENSITY PURCHASE PLAN" means the 2000 Extensity Employee Stock Purchase Plan.

                  "EXTENSITY REAL PROPERTY" has the meaning specified in Subsection 4.20(b).

                  "EXTENSITY RELATED PARTY AGREEMENTS" has the meaning specified in Subsection 4.14(a).

                  "EXTENSITY STOCK PLANS" has the meaning specified in Section 3.2.

                  "EXTENSITY SUBS" mean Extensity Europe Limited, a corporation organized under the laws of the United Kingdom, and Extensity (Australia) PTY Limited, a corporation organized under the laws of the Commonwealth of Australia.

                  "EXTENSITY SUPERIOR OFFER" has the meaning specified in Subsection 6.4(c).

                  "EXTENSITY TRANSACTION EXPENSES" means the following costs and expenses (determined in accordance with U.S. GAAP) incurred by Extensity and the Extensity Subs, on or before the Effective Time, in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement:
(a) investment banker fees (including any "success" or similar fee) and reimbursable costs; (b) legal fees and reimbursable costs; (c) printing and mailing expenses and costs; (d) the other costs and


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expenses associated with the Stockholder Meeting, including the fees and reimbursable costs of any proxy solicitation firm; and (e) accounting fees.

                  "EXTENSITY TRIGGERING EVENT" has the meaning in Subsection 9.1(k).

                  "EXTENSITY WELFARE PLANS" has the meaning specified in Subsection 4.19(a).

                  "EXTENSITY WC" means: (a) Extensity's consolidated accounts receivable, and cash and cash equivalents, all as of the Merger Record Date minus (b) Extensity's consolidated accounts payable and the accrued liabilities included in Extensity's consolidated current liabilities, all as of the Merger Record Date minus (c) any Extensity Excess Transaction Expenses, all as determined in accordance with U.S. GAAP. However, for purposes of clause (a) of the preceding sentence, any Extensity Transaction Expenses paid in fact, by Extensity, on or before the Merger Record Date shall not reduce cash or cash equivalents. Also, for purposes of clause (b) of the preceding sentence, accounts payable and accrued liabilities shall not include any unpaid Extensity Transaction Expenses.

                  "EXTENSITY WC DECREMENT" means the amount, if any, by which 97 percent of the Extensity WC Standard exceeds the Extensity WC. For example, if the Closing Date is December 4, 2002 (in which case the Extensity WC Standard would be USD31,239,000) and the Extensity WC is USD29,500,000, then the Extensity WC Decrement would be USD801,830.

                  "EXTENSITY WC INCREMENT" means the amount, if any, by which the Extensity WC exceeds 103 percent of the Extensity WC Standard. For example, if the Closing Date is December 4, 2002 (in which case the Extensity WC Standard would be USD31,239,000) and the Extensity WC is USD33,000,000, then the Extensity WC Increment would be USD823,830.

                  "EXTENSITY WC STANDARD" means the amount that equals:
(a) USD34,019,000 minus (b) a per diem figure for the period beginning and including October 1, 2002 and ending and including the day before the Closing Date. That per diem figure shall be: (c) USD50,000 for each day during the first month of each calendar quarter; (b) USD40,000 for each day during the second month of each calendar quarter and (c) USD10,000 for each day during the third month of each calendar quarter. For example, if the Closing Date is December 4, 2002, the Extensity WC Standard would be USD31,239,000.

                  "GEAC COMMON SHARE" means a common share of Geac.


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                  "GEAC DISCLOSURE STATEMENT" has the meaning specified in the preamble to Article V.

                  "GEAC FINANCIAL STATEMENTS" means the consolidated financial statements (including the related notes) of Geac as of April 30, 2002 and for the fiscal year then ended, accompanied by the audit report of PricewaterhouseCoopers, as previously furnished to Extensity.

                  "GEAC MATERIAL ADVERSE EFFECT" means any change, event or effect that is or is reasonably likely to become materially adverse to the affairs, business (including, without limitation, a decrease greater than 35% in the customer and revenue "pipeline" of Geac on a consolidated basis, an aggregate increase greater than USD5 million in the consolidated liabilities of Geac or an aggregate decrease greater than USD60 million in the book value of the consolidated assets of Geac), operations, assets, financial condition or results of operations of Geac and the Geac Subsidiaries taken as whole. However, none of the following shall constitute a "Geac Material Adverse Effect" and none of the following shall be taken into account in determining whether a "Geac Material Adverse Effect" has occurred or is reasonably likely to occur: (a) the consequences of the announcement or pendency of the Merger (including any disruption in partner, customer or similar relationships or any loss of employees if, in any such case, that disruption is caused by the announcement or pendency of the Merger), (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which Geac and the Geac Subsidiaries participate or the U.S. or Canadian economy as a whole, (c) any adverse change in the stock price of Geac in and of itself, as quoted on the TSX, (d) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to acts of terrorism or war, (e) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in Law, (f) the entry of a competitor in the industry in which Geac and the Geac Subsidiaries participate,
(g) any effect relating to compliance with the terms of, or the taking of any action required by, this Agreement or the taking of any action consented to by Extensity or (h) the consequences of any transaction or action (albeit relating to Geac or Geac Subsidiaries, rather than Extensity or Extensity Subs) of the type described in Subsection 4.10 (a), (c), (h) or (j), or Subsection 6.1(a) or
(b).

                  "GEAC SUB" means Cage Acquisition Inc., a Delaware corporation.

                  "GEAC SUB COMMON STOCK" means the common stock, USD0.001 par value per share, of Geac Sub.

                  "GEAC SUB PREFERRED STOCK" has the meaning specified in Subsection 5.4(b).

                  "GEAC SUBSIDIARIES" means the Subsidiaries of Geac including Geac Sub.


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                  "GOVERNMENT ENTITY" means a court, administrative agency,
commission, legislature or other governmental or regulatory body, authority or instrumentality of any jurisdiction whatsoever.

                  "HAZARDOUS MATERIAL" has the meaning specified in Subsection 4.20(a).

                  "HIGHER-PRICE EXTENSITY OPTIONS" means those Extensity Options that have an exercise price per share of Extensity Common Stock greater than USD1.50.

                  "HSR" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules adopted by the United States Federal Trade Commission under that statute.

                  "INDEMNIFIED PARTY" means each individual who, as of the date of this Agreement, is or has been a director or officer of Extensity or any Extensity Sub, and each individual who, as of that date, serves or had served, at the request of Extensity, as a trustee or fiduciary of an employee benefit plan in which employees of Extensity or any Extensity Sub participate or participated.

                  "KNOWLEDGE" (when used in connection with Extensity or the Extensity Subs) means the knowledge of Sharam Sasson, Bob Spinner, Ken Hahn, David Yarnold, Don Smith, Ben Netick or Louise Abbott.

                  "LAW" means any applicable law (whether civil, criminal or administrative) including, without limitation, any common law, statute, treaty, regulation, directive, decision, code, order, decree, injunction, resolution or judgment of any Government Entity.

                  "LOWER-PRICE EXTENSITY OPTIONS" means those Extensity Options that have an exercise price per share of Extensity Common Stock equal to or less than USD1.50.

                  "MEETING RECORD DATE" means the close of business on the record date for the Stockholder Meeting.

                  "MERGER" means the merger of Geac Sub into Extensity.

                  "MERGER RECORD DATE" means the close of business on the day before the Closing Date.

                  "ONTARIO SECURITIES LAWS" means the multilateral instruments, the securities legislation and the regulations thereto applicable in Ontario, and the published rules, blanket decisions, orders and published policy statements of the Ontario Securities Commission in force on the date of this Agreement.


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                  "PARTY" means any of Geac, Geac Sub and Extensity, and
"Parties" means Geac, Geac Sub and Extensity collectively.

                  "PERSON" means any individual or entity of any kind.

                  "PROXY STATEMENT/PROSPECTUS" has the meaning specified in
Section 4.23.

                  "REFERENCE DATE" means December 31, 2001.

                  "REGISTRATION STATEMENT" has the meaning specified in Section 4.23.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEC REPORTS" has the meaning specified in Section 4.7.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations adopted by the SEC under that statute.

                  "SOFTWARE" means any and all: (a) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize or develop any of the foregoing and (d) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  "STOCK ELECTION SHARE" means a share of Extensity Common Stock with respect to which the last election, if any, properly and timely filed in accordance with Subsection 3.1(d), on or before the Merger Record Date, specified that that share was to be converted into a fraction of a Geac Common Share, in the Merger, in accordance with Subsection 3.1(b). In no event shall Dissenting Shares be considered "Stock Election Shares".

                  "STOCKHOLDER MEETING" means the special meeting of Extensity's stockholders held to approve this Agreement and the Merger, including any adjournments or postponements of that meeting.

                  "STRATEGIC ALLIANCE AGREEMENT" means the Software Reseller Agreement dated as of May 31, 2002 between Extensity and a Geac Subsidiary.

                  "SUBSIDIARY" as used with respect to any Person means any entity of which: (a) at least a majority of the outstanding securities or other interests having, by their terms, the ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to that entity is directly or indirectly owned or


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controlled by such Person (through ownership of securities, by contract otherwise) or (b) that Person or any Subsidiary of that Person is a general partner of a partnership or a manager of a limited liability company.

                  "SURVIVING CORPORATION" has the meaning specified in Section 2.1.

                  "TAX" or "TAXES" means: (a) any and all United States federal, state or local, or non-United States taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, capital stock, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and (b) any and all obligations imposed by Law with respect to any such amounts and including any liability for taxes of a predecessor entity and under United States Treasury Regulations Section 1.1502-6 and other similar provisions.

                  "TAX RETURN" means any United States federal, state or local, or non-United States, return, schedule, estimate, information statement or report relating to Taxes.

                  "TSX" means the Toronto Stock Exchange.

                  "U.S. GAAP" means United States generally accepted accounting principles applied on a consistent basis as of the dates and for the periods involved (except as may be indicated in the notes to any particular financial statement).

         1.2. Construction. The terms defined in Section 1.1 have the correlative meanings when used in the singular and the plural as the context requires or implies. References in this Agreement to articles, sections, subsections and schedules are to articles, sections, subsections and schedules of this Agreement unless specifically stated otherwise. Each Party has been represented by counsel in the preparation, negotiation, and execution of this Agreement and therefore waives any rule of construction that would construe any ambiguities in the Agreement against a Party whose counsel drafted the ambiguous language.


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                                   ARTICLE II
                                   THE MERGER

         2.1. The Merger. At the Effective Time, subject to and upon the terms and conditions of this Agreement and the Delaware Law: (a) Geac Sub shall be merged with and into Extensity, (b) the separate corporate existence of Geac Sub shall cease and (c) Extensity shall be the surviving corporation. Extensity, as the surviving corporation after the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation".

         2.2. Closing and Effective Time. The closing of the Merger (the "Closing") shall take place at the opening of business local time on a date to be specified by the Parties (the "Closing Date"), which shall be no later than the third Business Day after satisfaction or waiver of the conditions sets forth in Article VII and VIII, unless the Parties agree to another time or date. The Closing shall take place at the offices of Heller Ehrman White & McAuliffe LLP in San Francisco, California, or at such other location as the Parties agree. At the Closing, the Parties shall cause the Merger to be completed by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware that appropriately reflects this Agreement and is otherwise in accordance with the Delaware Law. (The time of that filing, or such later time as may be agreed in writing by the Parties and specified in the Certificate of Merger, is referred to in this Agreement as the "Effective Time".)

         2.3. Effects of the Merger. The effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the Delaware Law. Without limiting the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of Extensity and Geac Sub shall remain or vest in Extensity as the Surviving Corporation, and all the debts, liabilities and duties of Extensity and Geac Sub shall remain or become the debts, liabilities and duties of Extensity as the Surviving Corporation.

         2.4. Certificate of Incorporation and Bylaws. Before the Effective Time, in accordance with the authority granted to the board of directors of Extensity in Extensity's current Certificate of Incorporation, the board of directors of Extensity shall adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware specifying the rights, preferences and privileges for 30,000 shares of Extensity Preferred Stock. Those rights, preferences and privileges shall be the same as the rights, preferences and privileges of the Geac Sub Preferred Stock. From and after the Effective Time, the Certificate of Incorporation of Extensity, as in effect immediately before the Effective Time including as required by the previous sentence, shall be the Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time the


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bylaws of Extensity, as in effect immediately before the Effective Time, shall be the bylaws of the Surviving Corporation.

         2.5. Directors and Officers. At the Effective Time, all the directors and officers of Extensity and the Extensity Subs shall resign. The directors of Geac Sub immediately before the Effective Time shall serve after the Effective Time as the directors of the Surviving Corporation, until their successors are duly elected or appointed. The persons identified on Exhibit A shall remain or be appointed to the officerships of the Surviving Corporation shown on that exhibit promptly after the Effective Time.

                                  ARTICLE III
                              CONVERSION OF SHARES

         3.1. Conversion. At the Effective Time, without any action on the part of any holder of Extensity Common Stock:

                  (a) Each Cash Election Share shall be converted into the right to receive the Cash Price. That Cash Price shall equal:


 USD46,168,889 plus any Extensity WC Increment minus any Extensity WC Decrement
 ------------------------------------------------------------------------------
                                   26,382,222


                  (b) Each Stock Election Share shall be converted into a right to receive a fraction of a Geac Common Share (the "Exchange Ratio") equal to:
(i) the Cash Price divided by (ii) USD2.79. However, if there is an Extensity WC Increment and the resulting arithmetic would cause the sum of the total number of Geac Common Shares issuable in the Merger plus the total number of Geac Common Shares issuable under options to be granted by Geac under Subsection 3.2(b) to exceed 17,650,000 shares, then the Exchange Ratio shall be reduced by the amount necessary to assure that such sum equals 17,650,000 shares.

                  (c) The Chief Financial Officer of Extensity shall deliver a certificate to Geac at the Closing certifying as to the Extensity WC as of the Merger Record Date and the Extensity Transaction Expenses. Geac shall be given a reasonable opportunity to ask questions and otherwise reasonably satisfy itself regarding the contents of that certificate.


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                  (d) An election form, reasonably satisfactory to both
Extensity and Geac, shall be mailed to the holders of shares of Extensity Common Stock as of the Meeting Record Date with the Proxy Statement/Prospectus. In addition, any holder of an Extensity Option or holder of a right to purchase shares of Extensity Common Stock under the Extensity Purchase Plan, who exercises that option or right after the Meeting Record Date but before the Merger Record Date, shall be furnished an election form with respect to the shares of Extensity Common Stock acquired in that exercise or purchase. The purpose of the election form will be to enable all holders of Extensity
Common Stock to elect whether their shares should be Cash Election Shares or Stock Election Shares. They shall be permitted to make different elections with respect to different shares. The election form shall also address procedures for revoking or changing elections. An election shall be deemed effective only if it is properly completed, signed and timely received by the Exchange Agent, accompanied by the certificate or certificates for all the shares to which the election relates or a customary affidavit and indemnity regarding the loss or destruction of such certificates or a customary guaranty of delivery for such certificates. The election (with the related items) must be received at the address specified by the Exchange Agent on or before the Merger Record Date. Subject to the terms of this Agreement and the election form, the Exchange Agent shall have discretion to determine whether an election has been properly and timely made and to disregard what it considers immaterial defects, including in the items submitted with the election form. Any decision by the Exchange Agent regarding elections (including the related items) made in good faith shall be binding and conclusive on all the Extensity stockholders. Neither the Exchange Agent nor any Party shall be obligated to notify any Person regarding any defect in any election including the related items.

                  (e) As of the Effective Time, each holder of a certificate or certificates which, immediately before the Effective Time, represented outstanding shares of Extensity Common Stock shall cease to have any rights with respect to those shares, except the right (after complying with the requirements to surrender stock certificates representing those shares or furnishing an acceptable affidavit and indemnification for destroyed or lost stock certificates) to receive: (i) a certificate representing the number of whole Geac Common Shares, if any, into which those shares of Extensity Common Stock were converted in the Merger and (ii) a check in the amount of the cash, if any, but without interest, into which those shares of Extensity Common Stock were converted in the Merger.

                  (f) At the Effective Time: (i) the sole share of Geac Sub Common Stock held by Geac immediately before the Effective Time shall be converted into one share of Extensity Common Stock, (ii) in consideration for Geac's issuing Geac Common Shares under this Article III and paying cash in lieu of fractions of Geac Common Shares in accordance with Subsection 3.1(g), Extensity shall pay Geac an amount equal to the


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
fair market value, at the Effective Time, of the Stock Election Shares by issuing to Geac one share of Extensity Common Stock for each Stock Election Share and (iii) each share of Geac Sub Preferred Stock outstanding immediately before the Effective Time shall be converted into one share of Extensity Preferred Stock.

                  (g) Notwithstanding any other provision in this Agreement, no fraction of a Geac Common Share will be issued in the Merger. Instead, each holder of shares of Extensity Common Stock who would otherwise be entitled to a fraction of a Geac Common Share (after aggregating all the fractional Geac Common Shares to which that holder would otherwise be entitled) shall receive, from Geac, an amount of cash (rounded to the nearest whole cent) equal to the product of that fraction multiplied by the amount, expressed in U.S. dollars, equal to the closing price per Geac Common Share, as quoted on the TSX on the last trading day preceding the Closing Date, converted from Canadian dollars based on the exchange rate for that day as quoted in The Wall Street Journal published after that day.

         3.2. EXTENSITY OPTIONS

                  (a) Section 4.6 and related Schedule 4.6 of the Extensity Disclosure Statement set forth information regarding the options, granted by Extensity and outstanding as of the date of this Agreement, to purchase shares of Extensity Common Stock (the "Extensity Options"). The Extensity Options shall be treated as provided in Subsections 3.2(b) and (c).

                  (b) At the Effective Time, subject to the next sentence, each Lower-Price Extensity Option, whether or not exercisable at the Effective Time, shall be assumed by Geac, subject to the rules of the TSX, in such a manner that it shall vest (without acceleration due to the Merger) and otherwise be exercisable upon the same terms and conditions as under the Extensity Stock Plan and the option agreement under which it was granted. However, after the Merger:
(a) rather than be exercisable for shares of Extensity Common Stock, each Lower-Price Extensity Option shall be exercisable for a number of Geac Common Shares (rounded down to the nearest whole share) equal to the product of the Exchange Ratio multiplied by the number of shares of Extensity Common Stock subject to the Lower-Price Extensity Option and (b) the option price per Geac Common Share shall equal the option price per share of Extensity Common Stock subject to the Lower-Price Extensity Option in effect immediately before the Effective Time divided by the Exchange Ratio.

                  (c) No later than 10 days after Extensity mails the Proxy Statement/Prospectus to its stockholders, Extensity shall deliver a notice that is reasonably satisfactory to Geac to each holder of each Higher-Price Extensity Option. As is permitted by Extensity's 1996 Stock Option Plan and amended 2000 Nonstatutory Stock Option Plan (together the "Extensity Stock Plans"), that notice shall explain that, effective at the Effective Time, if the Merger closes, subject to the other provisions of the Extensity Stock Plans including those that address the impact of terminations of employment on stock options: (i) each Higher-Price Extensity Option shall become fully vested and, if and to the extent it is unexercised before the Merger Record Date, shall terminate just before the Effective Time. Subject to the provisions of the Extensity Stock Plan governing each Higher-Price Extensity Option, each such notice shall permit the holder of the Higher-Price Extensity Option to exercise that option contingent on the Closing.

         3.3. Extensity Purchase Plan. As permitted by, and in accordance with, the Extensity Purchase Plan, Extensity shall set and notice a new exercise date, under that plan, that precedes the Merger Record Date. Each participant in the Extensity Purchase Plan will thus be given an opportunity to withdraw from that plan and be paid that participant's accumulated withholdings under the plan, without interest (in accordance with the plan), or, failing withdrawal, have those accumulations applied to the purchase of shares of Extensity Common Stock under the plan at a purchase price determined with reference to the beginning of the plan purchase period during which the Merger Record Date occurs and the accelerated exercise date for that purchase in accordance with the plan.

         3.4. Distributions. If Geac declares a stock dividend, stock split or other similar change or adjustment in the Geac Shares and the record date for that change or adjustment precedes the Effective Time, the Exchange Ratio shall be adjusted proportionately to reflect that change or adjustment. No dividend or other distribution declared with respect to Geac Common Shares having a record date after the Effective Time will be paid to a holder of an unsurrendered Extensity stock certificate until such holder surrenders the Extensity stock certificate (or provides a satisfactory affidavit and indemnity if the certificate was destroyed or lost). After the surrender of the Extensity stock certificate or other documentation, Geac shall pay that holder the amount of any dividends or other distributions, without interest, declared with a record date after the Merger Record Date. Neither the Exchange Agent nor any Party shall be liable to any holder of shares of Extensity Common Stock for Geac Common Shares or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.5. Appraisal Rights. Shares of Extensity Common Stock outstanding immediately before the Effective Time whose holder properly demands an appraisal for those shares under the Delaware Law or (to the extent applicable) Chapter 13 of the California General Corporation Law ("Dissenting Shares") shall not be converted into the right to receive Geac Common Shares or cash in accordance with Section 3.1, unless and until that holder fails to perfect or effectively withdraws or otherwise loses that right to appraisal. If, after the Effective Time, such holder fails to perfect or effectively withdraws or loses the right to appraisal, each such share of Extensity Common Stock shall be treated as if it had been converted, as of the Effective Time, into a right to receive, without any interest, cash or Geac Common Shares, in the sole discretion of Geac but otherwise in accordance with one of Subsections 3.1(a) and (b), plus cash in lieu of any aggregated fractional share in accordance with Subsection 3.1(g), together with any dividends or other distributions to which that holder may be entitled under Section 3.4. Extensity shall give Geac prompt notice of any demands received by Extensity for appraisal of any shares of Extensity Common Stock, and Geac shall have the right to participate in all negotiations and proceedings with respect to any such demands. Extensity shall not, without the prior written consent of Geac, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal shall be paid by Extensity.

         3.6. Tax Consequences. For United States federal income tax purposes, the Parties intend that the Merger be a taxable "qualified stock purchase" as defined in Section 338 of the Code.

         3.7. Withholding. Geac shall be entitled to deduct and withhold, from the consideration otherwise payable to holders of shares of Extensity Common Stock, such amounts as may be required to be deducted and withheld under the Code and any other applicable Tax Laws. If any withholding obligation may be avoided by the holder providing information to Geac, Geac shall request that information before withholding. To the extent amounts are so withheld and paid to an appropriate taxing authority, Geac shall be treated as though it had withheld, from the type of consideration from which withholding was required, an appropriate amount otherwise payable under this Agreement. If withholding is required from Geac Common Shares, Geac shall be treated as having sold those shares on behalf of their holder for an amount, in cash, equal to the fair market value of such consideration at the time of the deemed sale and paid the cash proceeds to the taxing authority.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF EXTENSITY

         Extensity hereby makes to Geac and Geac Sub the representations and warranties contained in this Article IV, in each case subject to the exceptions set forth in the disclosure statement dated as of the date of this Agreement delivered by Extensity to Geac and Geac Sub before the execution of this Agreement (the "Extensity Disclosure Statement"). The Extensity Disclosure Statement is arranged in schedules corresponding to the numbered and lettered sections of this Article IV. The disclosure in any such schedule of the Extensity Disclosure Statement qualifies only the corresponding section of this
Article IV.

         4.1. Organization, Etc.

                  (a) Extensity and each Extensity Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Extensity and each Extensity Sub is duly qualified as a foreign Person to conduct business, and is in good standing, in each jurisdiction in which the character of the properties it owns, leases or operates, or the nature of its activities, makes such qualification necessary, except where the failure to so qualify would not have an Extensity Material Adverse Effect.

                  (b) Neither Extensity nor any Extensity Sub is or has been in violation of any provision of its Certificate of Incorporation, bylaws or other charter document. Schedule 4.1(b) set forth: (i) the jurisdiction in which Extensity and each Extensity Sub are organized, (ii) each jurisdiction in which Extensity or an Extensity Sub is qualified to conduct business as a foreign Person and (iii) the names of the current directors and officers of Extensity and each Extensity Sub. Extensity has furnished to Geac accurate and complete copies of the Certificate of Incorporation, bylaws and any other charter documents, as currently in effect, of Extensity and each Extensity Sub.

         4.2. Authority. Extensity has all requisite corporate power and authority to execute and deliver this Agreement and, assuming the approval of the Merger by a majority of the outstanding shares of Extensity Common Stock at the Stockholder Meeting in accordance with the Delaware Law, to complete the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the completion of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the board of directors of Extensity, and no other corporate proceedings on the part of Extensity are necessary to authorize this Agreement or to complete the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the approval of the Merger by holders of a majority of the outstanding shares of Extensity Common Stock at the Stockholder Meeting in accordance with the Delaware Law). This Agreement has been duly and validly executed and delivered by Extensity and, assuming due authorization, execution and delivery by Geac and Geac Sub, constitutes the valid and binding agreement of Extensity, enforceable against Extensity in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         4.3. No Violations, Etc. No filing with or notification to, and no permit, authorization, consent or approval of any Government Entity is necessary on the part of Extensity, at or before the Effective Time, for the completion by Extensity of the Merger or any of the other transactions contemplated by this Agreement, or for the exercise by Geac, Extensity and their respective Subsidiaries of full rights to own and operate Extensity's or any Extensity Sub's businesses as presently being conducted after the Merger, except (i) the filing of the Certificate of Merger as required by the Delaware Law, (ii) the applicable requirements of the Exchange Act and U.S. state securities laws and (iii) any filings and observance of one or more waiting periods required under HSR. None of the execution and delivery of this Agreement, the completion of the Merger or any of the other transactions contemplated hereby, or compliance with the provisions hereof, by Extensity, or the exercise by Geac, Extensity and their respective Subsidiaries of full rights to own and operate Extensity's and each Extensity Sub's businesses after the Merger as they are presently being conducted (subject to obtaining the approval of the Merger by the holders of a majority of the outstanding shares of Extensity Common Stock at the Stockholder Meeting in accordance with the Delaware Law) will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of Extensity or of any charter document of any Extensity Sub, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Extensity or any Extensity Sub, or by which any of its properties or assets may be bound or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or result in any material change in, or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Extensity or any Extensity Sub is a party or by which either of them or any of their properties or assets may be bound. Schedule 4.3 of the Extensity Disclosure Statement lists all consents, waivers, approvals and filings required to be obtained or made in connection with the completion of the Merger and the other transactions contemplated by this Agreement under any of Extensity's or any Extensity Sub's notes, bonds, mortgages, indentures, deeds of trust, licenses, leases, contracts, agreements or other instruments or obligations.

         4.4. Board Recommendation. The board of directors of Extensity has unanimously: (i) approved and adopted the Merger and this Agreement, (ii) determined that the Merger and this Agreement are fair to and in the best interests of the stockholders of Extensity and (iii) resolved to recommend approval of the Merger and this Agreement to the stockholders of Extensity.

         4.5. Fairness Opinion. The Board of Directors of Extensity has received an opinion of Broadview International LLC, dated as of August 23, 2002, to the effect that, as of that date, the consideration to be received by Extensity's stockholders in the Merger is fair to them from a financial point of view. Extensity will deliver a signed copy of that opinion to Geac as promptly as is practical after the date of this Agreement.

         4.6. CAPITALIZATION

                  (a) The authorized capital stock of Extensity consists of 75,000,000 shares of Extensity Common Stock. As of the date of this Agreement, there were 25,195,813 shares of Extensity Common Stock outstanding. All the outstanding shares of Extensity Common Stock were validly issued, fully paid and are nonassessable.

                  (b) Except as described on Schedule 4.6, there are no warrants, options, convertible securities, calls, rights, stock appreciation rights, preemptive rights, rights of first refusal, or agreements or commitments of any nature obligating Extensity to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of Extensity, or obligating Extensity to grant, issue, extend, accelerate the vesting of, or enter into, any such warrant, option, convertible security, call, right, stock appreciation right, preemptive right, right of first refusal, agreement or commitment relating to any such stock or equity interests. For example, all warrants to purchase Extensity stock have either been exercised in full or have been terminated with the written consent of the warrant holder. There are no voting trusts, proxies or other agreements or understandings with respect to any capital stock of Extensity, other than the voting agreements referred to in the preamble to this Agreement, to which Extensity is a party. To the knowledge of Extensity, there are no voting trusts, proxies or other agreements or understandings with respect to any capital stock of Extensity, other than the voting agreements referred to in the preamble to this Agreement, to which Extensity is not a party.

                  (c) True and complete copies of each Extensity Stock Plan and the forms of all agreements and instruments relating to or issued under each have been furnished to Geac. Those agreements, instruments and forms have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement any such agreements, instruments or forms.

                  (d) Schedule 4.6 of the Extensity Disclosure Statement sets forth the following information with respect to each Extensity Option: (i) the holder of the option, (ii) total number of shares issuable thereunder, (iii) the type of option (incentive stock option or nonstatutory stock option), (iv) the grant date, (v) the expiration date, (vi) the exercise price, (vii) the vesting schedule and (viii) the Extensity Stock Plan under which the option was granted. Each Extensity Option was granted under and in accordance with the Extensity Stock Plan indicated on that schedule. The Extensity Stock Plan and option agreement under which each Extensity Option was granted permit the treatment of that option in the manner contemplated by Section 3.2.

         4.7. SEC Filings. Extensity has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC

(collectively, all such forms, reports, registration statements and documents are referred to in this Agreement as the "SEC Reports"). All the SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Accurate and complete copies of the SEC Reports have been made available to Geac. As of their respective dates, none of the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein), at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Extensity, no director, officer or stockholder of Extensity has failed to comply with any filing requirements under Section 13 or Section 16(a) of the Exchange Act.

         4.8. Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (the "Extensity Financial Statements"): (a) was prepared in accordance with U.S. GAAP and (b) fairly presented in all material respects the consolidated financial position of Extensity and the Extensity Subs as of the respective dates thereof and the consolidated results of their operations, cash flows and changes in stockholders' equity for the periods indicated, consistent with the books and records of Extensity and the Extensity Subs, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

         4.9. Absence of Undisclosed Liabilities. Neither Extensity nor any Extensity Sub has any liabilities (absolute, accrued, contingent or otherwise, whether due or to become due) other than: (i) liabilities reflected or reserved against on the Extensity Balance Sheet and the related notes, (ii) normal or recurring liabilities incurred since the Reference Date in the ordinary course of business consistent with past practice which, individually and in the aggregate, are not and would not be reasonably likely to have an Extensity Material Adverse Effect and (iii) liabilities under this Agreement. However, this Section 4.9 shall not be considered to have been breached if the sum of all the liabilities that would constitute such a breach, but for this sentence, does not exceed USD300,000.

         4.10. Absence of Changes or Events. Except as contemplated by this Agreement, since the Reference Date Extensity and the Extensity Subs have conducted their businesses only in the ordinary course and in a manner consistent with past practices. Since the Reference Date, no Extensity Material Adverse Effect has occurred and, in addition, neither Extensity nor any Extensity Sub has not, directly or indirectly:

                  (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock or any indebtedness of Extensity or any Extensity Sub, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock, debt or property or any combination thereof) in respect of their capital stock (other than dividends or other distributions payable solely to Extensity);

                  (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver any shares of any class of capital stock of Extensity or any Extensity Sub or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Extensity or any Extensity Sub, other than pursuant to and in accordance with the Extensity Stock Plans and the Extensity Purchase Plan;

                  (c) (i) created or incurred any indebtedness for borrowed money exceeding USD100,000 in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation became responsible for the obligations of any other Person, (iii) made any loans or advances to any other Person exceeding USD100,000 in the aggregate or (iv) entered into any oral or written agreement, commitment or transaction or incurred any liability involving, in any one case, in excess of USD100,000;

                  (d) instituted any change in accounting methods, principles or practices other than as required by U.S. GAAP or the rules and regulations adopted by the SEC and disclosed in the notes to the Extensity Financial Statements;

                  (e) revalued any asset including, without limitation, written down or off any notes or accounts receivable in excess of amounts previously reserved as reflected in the Extensity Balance Sheet;

                  (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, exceed USD100,000;

                  (g) (i) increased in any manner the compensation of any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, non-officer employees, (ii) granted any severance or termination pay or contingent entitlement to any such pay to any Person,
(iii) entered into any oral or written employment, consulting, indemnification or severance agreement with any Person, (iv) other than as required by Law, adopted, became obligated under, or amended any employee benefit plan, program or arrangement or (v) repriced any Extensity Options;

                  (h) sold, transferred, leased, licensed, pledged, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, license, pledge, mortgage, encumber or otherwise dispose of, any material properties (including intangibles, real, personal or mixed), it being understood that this Subsection 4.10(h) does not extend to the licensing of software to customers in the ordinary course of business;

                  (i) amended its Certificate of Incorporation, bylaws or any other charter document, or effected or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (j) made any capital expenditure in any calendar month which, when added to all other capital expenditures made by or on behalf of Extensity or any Extensity Sub in such calendar month, resulted in such capital expenditures exceeding USD100,000 in the aggregate;

                  (k) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collected, or accelerated the collection of, any amounts owed (including accounts receivable) other than their collection in the ordinary course of business;

                  (l) waived, released, assigned, settled or compromised any material claim or litigation, or commenced an Action other than for the routine collection of bills;

                  (m) entered into any contract or agreement requiring or contemplating the payment or receipt, whether in cash or otherwise, of more than USD100,000 or its equivalent, or amended any Extensity Contract or

                  (n) agreed or proposed to do any of the things described in the preceding clauses (a) through (m) other than as expressly contemplated or provided for in this Agreement.

         4.11. Capital Stock of Subsidiaries. Extensity is the record and beneficial owner of all the outstanding shares of capital stock of the Extensity Subs. All such shares have been duly authorized and are validly issued, fully paid and free of preemptive rights with respect thereto, and are owned by Extensity free and clear of any claim, lien or encumbrance of any kind whatsoever. There are no proxies or voting agreements with respect to any such shares, and there are not any existing options, warrants, calls, subscriptions or other rights, agreements or commitments obligating Extensity or any Extensity Sub to issue, transfer or sell any shares of capital stock of any Extensity Sub or any other securities convertible into, exercisable for, or evidencing the right to subscribe for any such shares. The Extensity Subs are and always have been Extensity's only Subsidiaries. Extensity does not own, and never has owned, whether directly or indirectly, whether of record or beneficially, any equity interest in any Person other than the Extensity Subs.

         4.12. Litigation. There is no Action pending or, to the knowledge of Extensity or any Extensity Sub, overtly threatened against Extensity or any Extensity Sub, or any of their respective officers or directors (in their capacities as such), or involving any of Extensity's or any Extensity Sub's assets. There is no Action pending or, to the knowledge of Extensity or any Extensity Sub, overtly threatened, which in any manner challenges, seeks to or is reasonably likely to prevent, enjoin, alter or delay the Merger or any other transaction contemplated by this Agreement, or which seeks any monetary relief with respect to the Merger or any other transaction contemplated by this Agreement. There is no outstanding judgment, order, writ, injunction, determination or decree of any Government Entity to which Extensity or any Extensity Sub is or was a party or by which Extensity, any Extensity Sub or any of their assets is bound.

         4.13. Insurance. Schedule 4.13 of the Extensity Disclosure Statement lists all insurance policies (including, without limitation, workers' compensation insurance policies) covering any business, properties, assets or operations of Extensity or any Extensity Sub, and all claims in excess of USD100,000 made against or under any such policies with respect to Extensity or any Extensity Sub. Neither Extensity nor any Extensity Sub has received any written notice of, or has knowledge of any overt threat regarding, the cancellation or possible cancellation of any of such policy.

         4.14. CONTRACTS AND COMMITMENTS

                  (a) Schedule 4.14(a) of the Extensity Disclosure Statement contains a complete and accurate list of all agreements, understanding and arrangements, whether written, oral or established through common practice, between Extensity or any Extensity Sub (on one hand) and any other Person (on the other) that directly or indirectly beneficially owns, or is controlled by or under common control with any Person that beneficially owns, more than five percent of the outstanding Extensity Common Stock (the "Extensity Related Party Agreements"). True and correct copies of all Extensity Related Party Agreements have been furnished to Geac.

                  (b) Except as filed (including by incorporation by reference to earlier-filed documents) as an exhibit to the SEC Reports or as identified on
Schedule 4.14(b) to the Extensity Disclosure Statement (collectively the "Extensity Contracts", it being understood that the failure to identify an agreement or other commitment or arrangement on that schedule that is required to be identified on that schedule shall not cause that item not to be an "Extensity Contract"), neither Extensity nor any Extensity Sub is a party to or bound by any oral or written contract, obligation or commitment of any type in any of the following categories:

                      (i) agreements with any employees or consultants of Extensity or Extensity Sub respecting their employment, consulting, salary, wages, bonuses, incentive compensation, severance or retention pay, or other compensation, except for those employees or consultants whose annual rate of compensation, including potential bonuses and incentive compensation, is less than USD100,000;

                      (ii) agreements or plans under which benefits will be increased or accelerated by the occurrence of any of the transactions contemplated by this Agreement or under which the value of the benefits will be calculated on the basis of any of the transactions contemplated by such agreements;

                      (iii) agreements, contracts or commitments currently in force relating to the disposition or acquisition of assets other than in the ordinary course of business, or relating to an ownership interest in any Person;

                      (iv) agreements, contracts or commitments for the purchase or licensing of goods, Software, supplies or equipment: (A) which are with sole or single source suppliers or (B) for a cost, for any one such agreement, contract or commitment, in excess of USD100,000;

                      (v) guarantees or other agreements, contracts or commitments under which Extensity or Extensity Sub is absolutely or contingently liable for (A) the performance of any other Person (other than Extensity or an Extensity Sub) or (B) the whole or any part of the indebtedness or payment obligations of any other Person (other than Extensity or the Extensity Subs);

                      (vi) powers of attorney authorizing the incurrence of a material obligation on the part of Extensity or any Extensity Sub;

                      (vii) agreements, contracts or commitments which limit or restrict (A) where Extensity or any Extensity Sub may conduct business, (B) the type or lines of business (current or future) in which Extensity or any Extensity Sub may engage or (C) any acquisition of assets or stock (tangible or intangible) by Extensity or any Extensity Sub;

                      (viii) agreements, contracts or commitments containing any agreement with respect to a change of control of Extensity or any Extensity Sub;

                      (ix) agreements, contracts or commitments for the borrowing or lending of money, or the availability of credit;

                      (x) any hedging, option, derivative or other similar transaction and any foreign exchange position or contract for the exchange of currency or

                      (xi) any joint marketing or joint development agreement, or any license or distribution agreement relating to any Extensity product or planned product, other than software licenses granted to customers in the ordinary course of business.

                  (c) Neither Extensity or any Extensity Sub nor, to Extensity's and the Extensity Subs' knowledge, any other party to any Extensity Contract, has materially breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under any Extensity Contract. Nor is there any condition respecting Extensity or any Extensity Sub or, to the knowledge of Extensity and the Extensity Subs, any condition respecting any other party to any Extensity Contract, which, in any such case, with the passage of time or the giving of notice or both, could reasonably be expected to cause a material breach, violation or default under any Extensity Contract.

                  (d) Each Extensity Contract is a valid, binding and enforceable obligation of Extensity or an Extensity Sub and, to Extensity's and the Extensity Subs' knowledge, of the other party or parties thereto, in accordance with its terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other Laws affecting the enforcement of creditors' rights or by general principles of equity.

                  (e) An accurate and complete copy of each Extensity Contract has been made available to Geac.

         4.15. LABOR MATTERS; EMPLOYMENT AND LABOR CONTRACTS

                  (a) Neither Extensity or Extensity Sub is a party to any union contract or other collective bargaining agreement nor, to the knowledge of Extensity and the Extensity Subs, are there any activities or proceedings of any labor union to organize any of its employees. Extensity and each Extensity Sub is in compliance with all applicable: (i) Laws respecting employment and employment practices, (ii) terms and conditions of employment and (iii) occupational health and safety requirements, except (with respect to clauses
(i), (ii) and (iii)) for those failures to comply which, individually or in the aggregate, would not have an Extensity Material Adverse Effect.

                  (b) There is no labor strike, slowdown or stoppage pending (or, to the knowledge of Extensity and the Extensity Subs, any labor strike, slowdown or stoppage overtly threatened) against Extensity or any Extensity Sub. No petition for certification or similar procedure has been filed and is pending before the National Labor Relations Board or any non-U.S. Government Entity with respect to any employees of Extensity or any Extensity Sub. Neither Extensity nor any Extensity Sub has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have, individually or in the aggregate, an Extensity

Material Adverse Effect. There are no controversies pending or, to the knowledge of Extensity and the Extensity Subs, overtly threatened, between Extensity or any Extensity Sub and any of their respective present or past employees.

         4.16. Compliance with Laws. Neither Extensity nor any Extensity Sub has violated or failed to comply, in any material respect, with any Law. Extensity and the Extensity Subs have all material permits, licenses and franchises from all Government Entities required to conduct their businesses as now being conducted. Schedule 4.16 lists all such permits, licenses and franchises.

         4.17. INTELLECTUAL PROPERTY RIGHTS

                  (a) Extensity and the Extensity Subs own or have the right to use all patents, copyrights, Software, trademarks, tradenames, service marks, service names, trade secrets, and intellectual and industrial property used to conduct their respective businesses. (Such intellectual property and the rights thereto are collectively referred to as the "Extensity IP Rights".) No royalties or other payments are payable by Extensity or any Extensity Sub to any Person with respect to any products presently sold or licensed to customers by Extensity or any Extensity Sub.

                  (b) The execution, delivery and performance of this Agreement and the completion of the Merger and the other transactions contemplated hereby will not: (i) constitute a breach of any instrument or agreement governing any Extensity IP Rights, (ii) cause the modification of any term of any licenses or agreements relating to any Extensity IP Rights including, but not limited to, the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (iii) cause the forfeiture or termination of any Extensity IP Rights, (iv) give rise to a right of forfeiture or termination of any Extensity IP Rights or (v) impair or affect the right of Extensity, Geac or any of their respective Subsidiaries to use, sell or license any Extensity IP Rights. An example would be an agreement that enables Extensity or an Extensity Sub to resell, bundle or embed another Person's software, in software that Extensity or an Extensity Sub licenses or otherwise makes available to customers, under which the Merger would be considered an assignment by, or change of control of, Extensity or an Extensity Sub requiring that Person's consent.

                  (c) None of the manufacture, marketing, licensing, sale or intended use of any Software or other product sold or licensed to customers, or under development, by Extensity or any Extensity Sub: (i) violates any license or agreement between Extensity or an Extensity Sub and any Person or (ii) to the knowledge of Extensity and the Extensity Subs, infringes any patents, copyrights, trade secrets or other intellectual property rights of any other Person. There is no pending or, to the knowledge of Extensity and the Extensity Subs, overtly threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Extensity IP Rights or asserting that any Extensity IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use, sale or licensing of any Extensity products, conflicts or will conflict with the rights of any Person.

                  (d) Schedule 4.17(d) includes a worldwide list of all patents, copyrights, trade names, trademarks, service marks and service names, and applications and registrations for any of the foregoing, owned or possessed by Extensity or an Extensity Sub. Schedule 4.17(d) also includes a list of Software libraries, Software systems, compilers and other third-party Software necessary for the development of the Software that Extensity or any Extensity Sub licenses or otherwise makes available to customers.

                  (e) All the Software that Extensity and the Extensity Subs license or otherwise make available to customers was: (i) developed by employees of Extensity within the scope of their employment; (ii) developed by independent contractors or consultants who assigned all of their right, title and interest in and to that Software to Extensity or (iii) otherwise acquired by Extensity, for exclusive use by Extensity, from a third party by contract.

                  (f) Extensity has taken all reasonable steps to secure and protect all Extensity IP Rights. For example, the source code and system documentation relating to the Software: (i) have at all times been maintained in strict confidence and (ii) have been disclosed by Extensity and the Extensity Subs only to employees, contractors and consultants on a need-to-know basis. Extensity has furnished Geac with a true and complete copy of its standard employee confidentiality agreement and taken commercially reasonable steps to ensure that all key employees (including all employees involved in Software development) of Extensity and the Extensity Subs have executed such an agreement. All consultants with access to any proprietary information of Extensity or any Extensity Sub have executed appropriate non-disclosure agreements with respect to such proprietary information.

                  (g) Neither Extensity nor any Extensity Sub is aware that any of its employees or consultants is obligated under any contract, covenant or other agreement or commitment of any nature, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's efforts to promote the interests of Extensity or any Extensity Sub or that would conflict with the business of Extensity or any Extensity Sub as presently conducted or proposed to be conducted by them. Neither Extensity nor any Extensity Sub has entered into any agreement to indemnify any other Person including, but not limited to, any employee or consultant of Extensity or any Extensity Sub, against any charge of infringement, misappropriation or misuse of any intellectual property. All current and former employees and consultants of Extensity or any Extensity Sub who work or did work on developing any products (including products not yet commercialized) have signed valid and enforceable written assignments to Extensity or an Extensity Sub of any and all rights and claims in any and all intellectual property that such employee or consultant has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, Software, development or work of authorship or any other intellectual property that is sold, licensed or used by Extensity or an Extensity Sub, and Extensity or an Extensity Sub possess signed copies of all such written assignments by such employees and consultants.

         4.18. TAXES

                  (a) Extensity and the Extensity Subs have filed in a timely manner all Tax Returns required to have been filed by them, and have paid (or Extensity has paid on behalf of the Extensity Subs), all Taxes required to have been shown to be due on such Tax Returns. All such Tax Returns are accurate and correct in all material respects. The most recent financial statements contained in the SEC Reports reflect an adequate accrual established in accordance with U.S. GAAP for the payment of any and all Taxes payable by Extensity or any Extensity Sub as of the date of such financial statements. Extensity's actual and contingent liability for Taxes as of the date of the most recent SEC Report does not exceed the amount accrued in that report. No deficiency or other claim for any Taxes has been proposed, asserted or assessed against Extensity or any Extensity Sub. Neither Extensity nor any Extensity Sub has filed for any extension of time to file any Tax Return which has not since been filed. Neither Extensity nor any Extensity Sub has been informed in writing by any jurisdiction or Tax agency that the jurisdiction or agency believes that Extensity or any Extensity Sub was required to file any Tax Return that was not filed. There are no liens for Taxes on any of the assets of Extensity or any Extensity Sub, except for Taxes not yet due and payable.

                  (b) Neither Extensity nor any Extensity Sub: (i) is being audited or has received any written notice that it is to be audited by any taxing authority, (ii) has granted any presently operative waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax or (iii) has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction.

                  (c) Neither Extensity nor any Extensity Sub is a party to any contract, agreement, plan or arrangement including, but not limited to, this Agreement and other agreements referred to in the preamble to this Agreement, covering any employee or former employee of Extensity or any Extensity Sub that:
(i) could give rise to the payment of any amounts that would not be deductible under Section 280G of the Code or that would require an excise tax to be paid under Section 4999 of the Code. During the taxable year ending on the Closing Date, neither Extensity nor any Extensity Sub has or will become obligated to make any payment, the deduction of which would be disallowed under to Section 162(m) of the Code.

                  (d) Neither Extensity nor any Extensity Sub has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Extensity or any Extensity Sub.

                  (e) Extensity has never been a United States real property holding corporation within the meaning of Section 897 of the Code.

                  (f) Except as shown on Schedule 4.18 of the Extensity Disclosure Statement, Extensity and the Extensity Subs have withheld, collected and paid over to the appropriate Government Entity all Taxes required to have been withheld, collected or paid, and have complied with all information reporting and backup withholding requirements, including the maintenance of required records related to information reporting and backup withholding, in connection with their operations, including with respect to sales and use Taxes, and amounts paid or owing to any employee, independent contractor, consultant, creditor, foreign Person or other payee.

                  (g) Neither Extensity nor any Extensity Sub has any liability for the Taxes of any Person other than Extensity or the Extensity Subs. Neither Extensity nor any Extensity Sub is a party to any tax sharing or tax indemnity agreement.

                  (h) Except for any group consisting of Extensity, as the common parent, and the Extensity Subs, Extensity has not been a member of an affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another Person: (i) under Section 1.1502-6 of the United States Treasury Regulations (or any similar provision of state, local or non-United States Law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                  (i) Extensity: (i) has not agreed to adjust, and is not required to make any adjustment, pursuant to Section 481(a) of the Code, (ii) has no knowledge that the United States Internal Revenue Service has proposed, in writing, such an adjustment or a change in accounting method with respect to Extensity and (iii) does not have any application pending with the IRS or any other Tax agency requesting permission for any change in accounting method.

                  (j) Neither Extensity nor any Extensity Sub has granted any still outstanding power of attorney regarding any Taxes.

                  (k) Extensity has not made any distribution to which Code
Section 355 (or that portion of Section 356 that relates to Section 355) applies.

                  (l) Extensity has made available to Geac true copies of all income Tax Returns filed by Extensity and the Extensity Subs and all written correspondence with Tax agencies.

         4.19. EMPLOYEE BENEFIT PLANS; ERISA

                  (a) Except as identified on Schedule 4.19, there are no "employee pension benefit plans" as defined in ERISA ("Extensity Pension Plans"), "welfare benefit plans" as defined in Section 3(1) of ERISA ("Extensity Welfare Plans"), or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, holiday, or vacation plans, or any other employee benefit plan, program, policy or arrangement covering employees (or former employees) employed in the United States that either is maintained or contributed to by Extensity or any Extensity ERISA Affiliate or to which Extensity or any Extensity ERISA Affiliate is obligated to make payments or otherwise may have any liability (collectively, the "Extensity Employee Benefit Plans") with respect to employees or former employees of Extensity or any Extensity Sub, or any Extensity ERISA Affiliate. For purposes of this Agreement, "Extensity ERISA Affiliate" means any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code including, without limitation, Extensity and the Extensity Subs.

                  (b) Extensity and the Extensity Subs, and each of the Extensity Pension Plans and Extensity Welfare Plans, are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws.

                  (c) All contributions to, and payments from, the Extensity Pension Plans which are required to have been made in accordance with the Extensity Pension Plans have been timely made.

                  (d) All Extensity Pension Plans required to qualify under
Section 401 of the Code have been determined by the Internal Revenue Service to be so qualified, and no event has occurred and no condition exists with respect to the form or operation of any Extensity Pension Plan which would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

                  (e) To the knowledge of Extensity, there are no pending: (i) investigations by any Government Entity involving any Extensity Pension Plan or Extensity Welfare Plan or (ii) claims (other than routine claims for benefits), suits or proceedings against any Extensity Pension Plan or Extensity Welfare Plan, against the assets of any of the trusts under any Extensity Pension Plan or Extensity Welfare Plan or against any fiduciary of any Extensity Pension Plan or Extensity Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Extensity Pension Plan or Extensity Welfare Plan or against the assets of any trust under any such plan.

                  (f) None of Extensity, any Extensity Sub or any present or past employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to any Extensity Pension Plan or Extensity Welfare Plan, has engaged in a "prohibited transaction" (as that term is defined in Section 4975 of the Code or Section 406 of ERISA).

                  (g) None of Extensity, any Extensity Sub or any Extensity ERISA Affiliate maintains or contributes to, or has ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

                  (h) None of Extensity, any Extensity Sub or any Extensity ERISA Affiliate has incurred any material liability under Title IV of ERISA that has not been satisfied in full.

                  (i) None of Extensity, any Extensity Sub or any Extensity ERISA Affiliate has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA, covering any of their employees (or former employees) employed in the United States.

                  (j) With respect to each Extensity Employee Benefit Plan, true, correct and complete copies of the following documents have been made available to Geac: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other written material communications within the last three years to participants relating to the Extensity Employee Benefit Plans, (iii) the three most recent Forms 5500, if applicable and (iv) the most recent IRS determination letter, if applicable.

                  (k) None of the Extensity Welfare Plans provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, or except at the expense of the participant or the participant's beneficiary. With respect to each "group health plan" (within the meaning of Section 5000(b)(1) of the Code) maintained by Extensity, any Extensity Sub and any Extensity ERISA Affiliate, such Person (i.e., Extensity, the Extensity Sub or such ERISA Extensity Affiliate) has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, impair Extensity's ability to complete the Merger or any other transaction contemplated hereby or have an Extensity Material Adverse Effect.

                  (l) No liability under any Extensity Pension Plan or Extensity Welfare Plan has been funded, nor has any such obligation been satisfied, with the purchase of a contract from an insurance company as to which Extensity or any Extensity Sub has received notice that such insurance company is in rehabilitation or a comparable proceeding.

                  (m) The Merger will not result in an increase in the amount of compensation or benefits, or accelerate the vesting or timing of payment of any benefits or compensation, payable to or in respect of any employee of Extensity or any Extensity Sub.

                  (n) Schedule 4.19(n) of the Extensity Disclosure Statement lists each Extensity Non-U.S. Plan. Extensity, the Extensity Subs and each Extensity Non-U.S. Plan are in material compliance with all applicable Laws, and all required contributions have been made to each Extensity Non-U.S. Plan, except where the failure to comply or make contributions would not, individually or in the aggregate, either impair Extensity's ability to complete the Merger or any other transaction contemplated hereby or have an Extensity Material Adverse Effect. Each of the Extensity Non-U.S. Plans that is a funded defined benefit pension plan has a fair market value of plan assets that is greater than the plan's liabilities, as determined in accordance with applicable Laws. For purposes of this Agreement, "Extensity Non-U.S. Plan" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Extensity or any Extensity Sub with respect to any of their employees (or former employees) employed outside the United States.

                  (o) Each Extensity Employee Benefit Plan and Extensity Non-U.S. Plan can be terminated by Extensity within 30 days after the Effective Time in accordance with the terms of such plan and applicable Law, without any additional contribution to such Plan or the payment of any additional compensation or amount or the additional vesting or acceleration of any vesting provided under the Plan.

         4.20. ENVIRONMENTAL MATTERS

               (a) For purposes of this Agreement:

                      (i) "Environment" means any land including, without limitation, surface land and sub-surface strata, seabed or river bed, ecosystem and any water (including, without limitation, coastal and inland waters, surface waters and ground waters and water in drains and sewers) and air (including, without limitation, air within buildings), other natural or manmade structures above or below ground, and natural resources.

                      (ii) "Environmental Law" means any Law (including any judicial or administrative interpretation thereof), in each case relating to the Environment or harm to or the protection of human health, animals, plants or ecosystems including, without limitation, laws relating to public and worker health and safety, emissions, discharges or releases of chemicals or any other pollutants or contaminants or industrial, radioactive, dangerous, toxic or hazardous substances or wastes (whether in solid or liquid form or in the form of a gas or vapor and including noise) into the Environment or otherwise relating to the manufacture, processing, use, treatment, storage, distribution, disposal, transport or handling of substances or wastes. Environmental Laws include, without limitation, the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Food Drug and Cosmetic Act, and the Federal Food Drug and Cosmetic Act, and similar Laws in states and other jurisdictions of the United States and countries other than the United States.

                      (iii) "Environmental Permit" means any permit, license, consent, approval, certificate, qualification, specification, registration and other authorization, and the filing of all notifications, reports and assessments, required by any United States federal, state, local or non-U.S. Government Entity pursuant to any Environmental Law. (iv) "Hazardous Material" means any pollutant, contaminant or hazardous, toxic, medical, biohazardous, infectious or dangerous waste, substance, gas, constituent or material, defined or regulated as such in, or for purposes of, any Environmental Law including, without limitation, any asbestos, petroleum, oil (including crude oil or any fraction thereof), radioactive substance, polychlorinated biphenyls, toxin, chemical, virus, infectious disease or disease causing agent, and any other substances that can give rise to liability under any Environmental Law.

                  (b) Except for such cases that, individually or in the aggregate, have not and would not have an Extensity Material Adverse Effect:

                      (i) Each of Extensity and the Extensity Subs possesses all Environmental Permits required under applicable Environmental Laws to conduct its current business and to use and occupy the Extensity Real Property for its current business. All Environmental Permits are in full force and effect, and Extensity and the Extensity Subs are, and to Extensity's and the Extensity Subs' knowledge have at all times been, in compliance with such Environmental Permits.

                      (ii) There are no facts or circumstances indicating that any Environmental Permit possessed by Extensity or any Extensity Sub would or might be revoked, suspended, canceled or not renewed, and all appropriate necessary action in connection with the renewal or extension of all Environmental Permits possessed by Extensity or any Extensity Sub relating to its current business and the Extensity Real Property has been taken.

                      (iii) The execution and delivery of this Agreement and the completion by Extensity of the Merger and the other transactions contemplated hereby, and the exercise by Geac and the Surviving Corporation of rights to own and operate the business of Extensity or any Extensity Sub and use and occupy the Extensity Real Property and carry on their business as presently conducted, will not affect the validity or require the transfer of any Environmental Permits held by Extensity or any Extensity Sub and will not require any notification, disclosure, registration, reporting, filing, investigation or remediation under any Environmental Law.

                      (iv) Extensity and the Extensity Subs and, to the knowledge of Extensity and the Extensity Subs, all previous owners, lessees, operators and occupants of the real property now or previously owned, leased or occupied by Extensity or any Extensity Sub (the "Extensity Real Property") are in compliance with, and within the period of all applicable statutes of limitation, have complied with all applicable Environmental Laws and have not received written notice of any liability under any Environmental Law, and neither Extensity or any Extensity Sub nor any portion of the Extensity Real Property is in violation of any Environmental Law.

                      (v) There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice or demand letter, proceeding or request for information pending or any liability (whether actual or contingent) to make good, repair, reinstate or clean up any of the Extensity Real Property or any real property previously owned, leased, occupied or used by Extensity or any Extensity Sub.

                      (vi) There has not been any disposal, spill, discharge or release of any Hazardous Material generated, used, owned, stored or controlled by Extensity, any Extensity Sub, or their respective predecessors in interest, on, at or under any Extensity Real Property, and there are no Hazardous Materials located in, at, on, or under, or in the vicinity of, any such facility or property, or at any other location, in any such case that could reasonably be expected to require investigation, removal, remedial or corrective action by Extensity or any Extensity Sub.

                      (vii) Other than cleaning and office supplies normally used in the operation of an office, Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released on any Extensity Real Property or any property adjoining any Extensity Real Property. Extensity and the Extensity Subs have disposed of all wastes, including those wastes containing Hazardous Materials, in compliance with all applicable Environmental Law and Environmental Permits. Neither

Extensity nor any Extensity Sub has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state or country list or which is the subject of any environmental claim.

                      (viii) There has not been any underground or above ground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area containing Hazardous Materials located on any Extensity Real Property, and no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on or under any Extensity Real Property.

                      (ix) Extensity and the Extensity Subs have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by Extensity or any Extensity Sub (or any of their respective agents) thereunder.

                  (c) After reasonable investigation by Extensity or any Extensity Sub, Extensity has furnished to Geac all records and files including, but not limited to, all assessments, reports, studies, audits, analyses, tests and data in possession of Extensity and the Extensity Subs, concerning the existence of Hazardous Materials at any Extensity Real Property or concerning compliance by Extensity or an Extensity Sub with, or liability under, any Environmental Law.

         4.21. Books and Records. Extensity has made available to Geac the records of all minutes and consent actions of its and the Extensity Subs' board of directors, board committees and stockholders.

         4.22. Finders or Brokers. Except for Broadview International LLC, whose fees have been disclosed to Geac, neither Extensity nor any Extensity Sub has employed any investment banker, broker, finder or intermediary in connection with any of the transactions contemplated hereby who might be entitled to a fee or commission relating to the Merger or any other transaction contemplated by this Agreement.

         4.23. Registration Statement and Proxy Statement/Prospectus. The information to be supplied by Extensity in writing for inclusion or incorporation by reference in the Registration Statement on Form F-4 registering the Geac Common Shares to be issued in the Merger (the "Registration Statement") as it relates to Extensity, at the time the Registration Statement is declared effective by the SEC, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Extensity in writing for inclusion in the proxy statement/prospectus to be sent to the stockholders of Extensity in connection with the Stockholder Meeting (such proxy statement/prospectus, as amended and supplemented, is referred to as the "Proxy Statement/Prospectus"), at the date the Proxy Statement/Prospectus is first mailed to Extensity's stockholders, at the time or times of the Stockholder Meeting, and at the Effective Time, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time before the Effective Time, any event with respect to Extensity or the Extensity Subs shall occur which is required to be described in the Proxy Statement/Prospectus, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and the Ontario Securities Commission, and, as required by Law, disseminated to the stockholders of Extensity.

         4.24. Title to and Condition of Property. Extensity and the Extensity Subs have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Extensity Balance Sheet or acquired after the Reference Date, and have valid leasehold interests in all leased properties and assets, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except as reflected in the Extensity Financial Statements and except for liens for Taxes not yet due and payable, municipal zoning ordinances, easements for public utilities and such other imperfections of title, if any, that are not material in character, amount or extent. Schedule 4.24 of the Extensity Disclosure Statement identifies each parcel of real property owned or leased by Extensity or any Extensity Sub. Extensity's and the Extensity Subs' real and tangible personal property has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used.

         4.25. No Existing Discussions. As of the date hereof, neither Extensity nor any of its representatives is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any acquisition (whether by purchase of any issued or unissued stock, merger, consolidation or otherwise) of Extensity or any Extensity Sub or a substantial part of the assets or business of Extensity or any Extensity Sub.

         4.26. Full Disclosure. No representation or warranty set forth in this
Article IV, the Extensity Disclosure Statement or any certificate to be delivered by Extensity at the Closing contains or will contain any material untrue or misleading statement of fact or, to Extensity's and Extensity Subs' knowledge, omits or will omit any fact necessary to make the statements contained herein or therein not materially misleading. Extensity and the Extensity Subs have no knowledge of any fact, event or circumstance, not set forth in this Article IV or the Extensity Disclosure Statement, that has or is likely to have an Extensity Material Adverse Effect.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                                GEAC AND GEAC SUB

         Geac and Geac Sub hereby jointly and severally make to Extensity the representations and warranties contained in this Article V, in each case subject to the exceptions set forth in the disclosure statement dated as of the date of this Agreement delivered by Geac to Extensity before the execution of this Agreement (the "Geac Disclosure Statement"). The Geac Disclosure Statement is arranged in schedules corresponding to the numbered and lettered sections of this Article V, and the disclosure in any schedule of the Geac Disclosure Statement qualifies only the corresponding section of this Article V.

         5.1. ORGANIZATION, ETC.

                  (a) Each of Geac and the Geac Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Geac and each Geac Subsidiary are duly qualified to conduct, and are in good standing, in each jurisdiction in which the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Geac Material Adverse Effect.

                  (b) Geac is not in violation of any provision of any of its charter documents. No Geac Subsidiary is in material violation of any provision of any of its charter documents. Geac has furnished to Extensity accurate and complete copies of the charter documents, as currently in effect, of Geac and Geac Sub.

         5.2. Authority. Each of Geac and Geac Sub has all requisite corporate power and authority to execute and deliver this Agreement and to complete the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the completion of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the boards of directors of Geac and Geac Sub, and no other corporate proceedings on the part of either Geac or Geac Sub (for example, approval by Geac's shareholders) are necessary to authorize this Agreement or to complete the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Geac and, assuming due authorization, execution and delivery by Extensity, constitutes a valid and binding agreement of Geac and Geac Sub, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         5.3. No Violations, Etc. No filing with or notification to, and no permit, authorization, consent or approval of any Government Entity is necessary on the part of Geac or Geac Sub, at or before the Effective Time, for the completion by Geac or Geac Sub of the Merger or the other transactions contemplated by this Agreement, except for: (i) the filing of the Certificate of Merger as required by the Delaware Law, (ii) the filing with the SEC of the Registration Statement and the declaration, by the SEC, of the effectiveness of the Registration Statement, (iii) an application and listing approval from the TSX of the Geac Common Shares to be issued in connection with the Merger, including under Extensity Options assumed under Subsection 3.2(b) and (iv) any filings and observance of one of more waiting periods required under the HSR Act. None of the execution and delivery of this Agreement or the completion of the Merger or any of the other transactions contemplated hereby, or compliance with the provisions hereof, by Geac or Geac Sub, will: (i) conflict with or result in any breach of any provision of any charter document of Geac or Geac Sub, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Geac or Geac Sub, or by which any of its properties or assets may be bound or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or result in any material change in, or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Geac or Geac Sub is a party or by which either of them or any of their properties or assets may be bound. Schedule 5.3 of the Geac Disclosure Statement lists all consents, waivers and approvals required to be obtained in connection with the completion of the Merger and the other transactions contemplated by this Agreement under any of Geac's or Geac Sub's notes, bonds, mortgages, indentures, deeds of trust, licenses or leases, contracts, agreements or other instruments or obligations.

         5.4. CAPITALIZATION

         (a) The authorized capital stock of Geac consists of an unlimited number of Geac Common Shares and an unlimited number of Geac preference shares. As of the date of this Agreement, there were 78,164,359 Geac Common Shares issued and outstanding and no Geac preference shares issued and outstanding. The authorized capital stock of Geac Sub consists of 1,000 shares of Geac Sub Common Stock. As of the date of this Agreement, one share of Geac Sub Common Stock was issued and outstanding. Geac is the record and beneficial owner of that one outstanding share of Geac Sub Common Stock. That share has been duly authorized and is issued, fully paid, nonassessable and free of preemptive rights with respect thereto, and is owned by Geac free and clear of any claim, lien or encumbrance of any kind whatsoever. Geac Sub was formed for the purpose of completing the Merger and has no material assets or liabilities except as necessary for such purpose.

                  (b) Prior to the Merger, Geac and Geac Sub intend to amend the certificate of incorporation of Geac Sub to authorize Geac Sub to issue shares of a non-voting preferred stock ("Geac Sub Preferred Stock"), and to cause Geac Sub to issue shares of that Geac Sub Preferred Stock to one or more parties other than Geac.

                  (c) Except as described in Subsection 5.4(b) and on Schedule
5.4 of the Geac Disclosure Statement, there are no warrants, options, convertible securities, calls, rights, stock appreciation rights, preemptive rights, rights of first refusal, or agreements or commitments of any nature obligating Geac Sub or Geac Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity interests of Geac or Geac Sub, or obligating Geac or Geac Sub to grant, issue, extend, accelerate the vesting of, or enter into, any warrant, option, convertible security, call, right, stock appreciating right, preemptive right or right of first refusal relating to any such shares or equity interests.

         5.5. Canadian Security Filings. Geac has filed all forms, reports and documents required to be filed by it with the Canadian Securities Commissions and the TSX (the "Geac Reports"). As of the respective dates they were filed:
(i) the Geac Reports complied in all material respects with the requirements of the Canadian Securities Laws and (ii) none of the Geac Reports contained any untrue statement of a material fact (as defined in the Securities Act (Ontario)) or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.6. Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Geac Reports (the "Geac Financial Statements"): (a) was prepared in accordance with Canadian GAAP and (b) fairly presented in all material respects the consolidated financial position of Geac as of the respective dates thereof and the consolidated results of their operations, cash flows and changes in shareholders' equity for the periods indicated, consistent with the books and records of Geac and the other entities included in the Geac Financial Statements, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

         5.7. Absence of Changes or Events. No Geac Material Adverse Effect has occurred since April 30, 2002.

         5.8. Litigation. There is no Action pending or, to the knowledge of Geac and Geac Sub, overtly threatened against Geac or Geac Sub, except for those Actions which, individually and in the aggregate, would not have a Geac Material Adverse Effect. There is no Action pending or, to the knowledge of Geac and Geac Sub, overtly threatened which in any manner challenges, seeks to, or is reasonably likely to prevent, enjoin, alter or delay the Merger or any other transaction contemplated by this Agreement. There is no outstanding judgment, order, writ, injunction or decree of any Government Entity to which Geac or any Geac Subsidiary is or was a party or by which Geac or any Geac Subsidiary or any of their assets is bound that would have a Geac Material Adverse Effect.

         5.9. Status of Shares. When issued in the Merger as provided in Section 3.1, the Geac Common Shares will be validly issued, fully assessable and nonassessable.

         5.10. Registration Statement and Proxy Statement/Prospectus. The information to be supplied by Geac in writing for inclusion or incorporation by reference in the Registration Statement as it relates to Geac, at the time the Registration Statement is declared effective by the SEC, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Geac in writing for inclusion in the Proxy Statement/Prospectus, at the date the Proxy Statement/Prospectus is first mailed to Extensity's stockholders, at the time or times of the Stockholder Meeting, and at the Effective Time, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time before the Effective Time, any event with respect to Geac or any Geac Subsidiary shall occur which is required to be described in the Proxy Statement/Prospectus, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC (and, if required by applicable Canadian Securities Laws, with the applicable Canadian Securities Commissions) and, as required by Law, disseminated to the stockholders of Extensity.

         5.11. CANADIAN SECURITIES LAWS

                  (a) Geac is, and has been for at least 12 months before the date of this Agreement, a "reporting issuer" (or equivalent thereof where such concept exists), and is not in default in any material respect of any requirements under any applicable Canadian Securities Laws.

                  (b) No order of a Canadian Securities Commission ceasing or suspending trading in securities of Geac or prohibiting the sale of securities by Geac has been issued and, to the knowledge of Geac, no such proceedings for that purpose have been instituted or are pending, contemplated or threatened.

                  (c) Geac is a "qualifying issuer" as defined under Multilateral Instrument 45-102-Resale of Securities issued pursuant to Canadian Securities Laws. The Geac Common Shares issuable to the holders of Stock Election Shares in connection with the Merger or issuable to holders of the options Geac will grant as required under Section 3.2 of this Agreement will not be subject to any statutory hold period under Ontario Securities Laws or pursuant to the written rules and policies of the TSX, and no prospectus or other documents will be required to be filed, no proceedings will be required to be taken and no approvals, permits, consents, orders or authorizations will be required to be obtained from the Ontario Securities Commission or the TSX to permit the sale in Ontario of such shares through registrants registered under Ontario Securities Laws.

         5.12 INTELLECTUAL PROPERTY RIGHTS. To the knowledge of Geac and the Geac Subsidiaries, Geac and the Geac Subsidiaries own or have the right to use all patents, copyrights, software (defined, for this purpose, analogously to the definition of "Software" in Section 1.1 but with respect to Geac and the Geac Subsidiaries), trademarks, tradenames, service marks, service names, trade secrets, and intellectual and industrial property used to conduct the material aspects of their respective businesses.

         5.13 COMPLIANCE WITH LAWS. Neither Geac nor the Geac Subsidiaries have violated or failed to comply, in any material respect, with any Law. Geac and the Geac Subsidiaries have all material permits, licenses and franchises from all Government Entities required to conduct their businesses as now being conducted.

         5.14 FULL DISCLOSURE. No representation or warranty set forth in this
Article V, the Geac Disclosure Statement or any certificate to be delivered by Geac at the Closing contains or will contain any material untrue or misleading statement of fact or, to Geac's knowledge, omits or will omit any fact necessary to make the statements contained herein or therein not materially misleading.

                                   ARTICLE VI
                                    COVENANTS

         6.1. CONDUCT OF BUSINESS DURING INTERIM PERIOD. Except as contemplated or required by this Agreement, during the period from the date of this Agreement through the Closing Date or earlier termination of this Agreement, Extensity shall (and shall cause the Extensity Subs) to: (i) conduct its business and operations according to their ordinary and usual course consistent with past practice, (ii) use commercially reasonable efforts to preserve intact its business organization and (iii) use commercially reasonable efforts to keep available the services of its officers and employees in each business function and promote and maintain at least the same quality of relationship with each of its suppliers, customers and others having important relationships with Extensity or an Extensity Sub that Extensity or the Extensity Sub has, at present, with those Persons. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, before the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, neither Extensity nor any Extensity Sub shall, without the prior written consent of Geac:

                  (a) authorize, solicit, propose, implement or announce an intention to (or enter into any agreement or agreement in principle with any Person with respect to any act or transaction to) liquidate, dissolve, acquire securities, issue securities, dispose of securities, acquire or dispose of any material amount of assets, or change its capitalization or potential capitalization (for example, by granting additional options or other rights of the type referenced in Subsection 4.6(b));

                  (b) enter into or propose or commit to enter into any partnership association, joint venture, joint development, technology transfer or other business alliance, it being understood, however, that Geac shall respond to a written request from Extensity to take one of the steps described in this Subsection 6.1(b) that is accompanied by an adequate description of the proposed step, within 48 hours after receiving the request, it being further understood that, if Geac does not respond within that period, Geac shall be considered to have consented to the request;

                  (c) enter into, materially breach, or extend, amend or otherwise modify or waive any material terms of any Extensity Contact or any agreement, commitment or contract relating to any Extensity IP Rights, other than in the ordinary course of business consistent with past practice;

                  (d) fail to renew any insurance policy naming it as a beneficiary or a loss payee, or take any steps or fail to take any steps that would permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, except in the ordinary course of business consistent with past practice;

                  (e) maintain its books and records in a manner other than in the ordinary course of business consistent with past practice;

                  (f) enter into any hedging, option, derivative or other similar transaction or any foreign position or contract for the exchange of currency;

                  (g) institute any change in its accounting methods, principles or practices or revalue any of its assets including, without limitation, writing down or off any notes or accounts receivable;

                  (h) in respect of any Taxes, make or change any election, change any accounting method, enter into any closing agreement, settle any claim or assessment, or consent to any extension or waiver of a limitations period applicable to any claim or assessment except as required by Law;

                  (i) take or agree to take any of the actions described in
Section 4.10, or any action that could make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform any of its covenants in this Agreement or

                  (j) propose or commit to take any of the actions or steps referenced in (a) through (i) above.

         6.2. NO SOLICITATION

                  (a) From and after the date of this Agreement until the Effective Time or the termination of this Agreement in accordance with its terms, Extensity shall not, nor shall it authorize or permit any Extensity Sub or any officer, director, affiliate or employee of Extensity or any Extensity Sub, or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, negotiate, encourage or induce the making, submission or announcement of any Extensity Acquisition Proposal or take any action or omit to take any action, the taking or omission of which could reasonably be expected to lead to an Extensity Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Extensity Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Extensity Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Extensity Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Extensity Acquisition Transaction. Notwithstanding anything to the contrary in this Subsection 6.2(a) or in any other provision of this Agreement, Extensity and its board of directors may participate in discussions or negotiations with or furnish information to any Person that, after the date of this Agreement, makes an unsolicited Extensity Acquisition Proposal (an "Extensity Potential Acquiror") or approve an unsolicited Extensity Acquisition Proposal if Extensity's board of directors is advised by its financial advisor that the Extensity Potential Acquiror submitting the Extensity Acquisition Proposal (if that proposal includes a cash component) presently has the financial resources to complete that Extensity Acquisition Proposal and the board determines in good faith (A) after receiving advice from its financial advisor, that such Extensity Acquisition Proposal is an Extensity Superior Offer (as defined in Subsection 6.4(c)) and

(B) following receipt of advice from outside legal counsel that the failure to participate in such discussions or negotiations or to furnish such information or approve the Extensity Acquisition Proposal could reasonably be expected to violate the board's fiduciary duties under the Delaware Law even in the absence of this sentence. Extensity agrees that any non-public information furnished to an Extensity Potential Acquiror will be pursuant to a confidentiality agreement containing provisions at least as favorable to Extensity as the confidentiality and use provisions set forth in the Confidentiality Agreement between Geac and Extensity dated as of May 1, 2002 (the "Confidentiality Agreement"). If Extensity determines to provide any information as described above, or receives an Extensity Acquisition Proposal, it shall promptly, and in any event within 24 hours, inform Geac in writing as to that fact and shall furnish to Geac the identity of the recipient of such information to be provided or the Extensity Potential Acquiror, whichever is appropriate, and the terms of any Extensity Acquisition Proposal.

                  (b) For purposes of this Agreement, "Extensity Acquisition Proposal" means any offer or proposal (other than an offer or proposal by Geac) relating to any Extensity Acquisition Transaction. For purposes of this Agreement, "Extensity Acquisition Transaction" means any transaction or series of transactions involving: (i) any purchase from Extensity or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act) of more than 15% of the total outstanding voting securities of Extensity or any tender offer or exchange offer that, if closed, would result in any Person or "group" (as defined under Section 13(d) of the Exchange Act) beneficially owning 15% or more of the total outstanding voting securities of Extensity, (ii) any merger, consolidation, business combination or similar transaction involving Extensity,
(iii) any sale, lease, exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of Extensity, (iv) any liquidation or dissolution of Extensity or (v) any transaction or event identified in (i) through (iv) of this sentence but with respect to any Extensity Sub.

                  (c) In addition to the obligations of Extensity set forth in Subsection 6.2(a), as promptly as practicable Extensity shall advise Geac orally and in writing of any Extensity Acquisition Proposal, the terms and conditions of such Extensity Acquisition Proposal, and the identity of the Person or group making the Extensity Acquisition Proposal. Extensity shall keep Geac informed as promptly as practicable in all material respects of the status and details (including amendments or proposed amendments) of any such Extensity Acquisition Proposal. In addition, as promptly as is practical, Extensity shall advise Geac, both orally and in writing, of any request for non-public information that Extensity reasonably believes could lead to an Extensity Acquisition Proposal or an Extensity Acquisition Transaction.

         6.3. Access to Information. From the date of this Agreement until the Effective Time or the termination of this Agreement in accordance with its terms,

Extensity shall afford Geac and its authorized representatives (including counsel, consultants, accountants and auditors) reasonable access during normal business hours and upon reasonable notice to all of its and the Extensity Subs' facilities, personnel and operations and to all of its and the Extensity Subs' books and records, shall permit Geac and its authorized representatives to conduct inspections as they may reasonably request and shall instruct its officers and those of the Extensity Subs to furnish such persons with such financial and operating data and other information with respect to their business and properties as Geac and its representatives from time to time may reasonably request, subject to the restrictions set forth in the Confidentiality Agreement.

         6.4. STOCKHOLDER MEETING AND BOARD RECOMMENDATION

                  (a) Extensity shall take all action necessary, in accordance with the Delaware Law and its Certificate Incorporation and bylaws, to convene a special meeting of Extensity's stockholders to consider adoption and approval of this Agreement and the Merger (the "Stockholder Meeting") to be held as promptly as practicable after the declaration of the effectiveness of the Registration Statement. Subject to Section 6.4(c), Extensity shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the Merger and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NASDAQ Stock Market and the Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Extensity may adjourn or postpone the Stockholder Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to Extensity's stockholders in advance of the vote on the Merger and this Agreement or if, as of the time originally scheduled for the Stockholder Meeting as set forth in the Proxy Statement/Prospectus, there are insufficient shares of Extensity Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or, even though sufficient shares to constitute a quorum are represented, there are insufficient shares whose holders have indicated through proxies or otherwise an intention to vote to approve and adopt this Agreement and the Merger. Extensity shall ensure that the Stockholder Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Extensity in connection with the Stockholder Meeting are solicited, in compliance with the Delaware Law, Extensity's Certificate of Incorporation and bylaws, the rules of the NASDAQ Stock Market and all other applicable Laws. Extensity's obligation to call, give notice of, convene and hold the Stockholder Meeting in accordance with this Subsection 6.4(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Extensity of any Extensity Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of Extensity with respect to this Agreement or the Merger.

                  (b) Subject to Subsection 6.4(c): (i) the board of directors of Extensity shall unanimously recommend that Extensity's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Stockholder Meeting, (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Extensity has unanimously recommended that Extensity's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Stockholder Meeting and (iii) neither the board of directors of Extensity nor any committee of the board shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Geac or to the prospects for completing the Merger, the recommendation of the board that Extensity's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

                  (c) Nothing in this Agreement shall prevent the board of directors of Extensity from withholding, withdrawing, amending or modifying its recommendation in favor of this Agreement and the Merger if: (i) an Extensity Superior Offer is made to Extensity and is not withdrawn, (ii) Extensity shall have provided written notice to Geac advising Geac that Extensity has received an Extensity Superior Offer, specifying the terms and conditions of the Extensity Superior Offer and identifying the Person making the Extensity Superior Offer, (iii) Geac shall have been given an opportunity, for 72 hours after its receipt of that notice, to propose to modify the terms of the Merger or otherwise modify this Agreement, it being understood that neither Geac nor any representative of Geac shall accept the Extensity Superior Offer or make any proposal on behalf of Geac to the Person or group that made the Extensity Superior Offer during that 72-hour period, (iv) the board of directors of Extensity is advised by Extensity's outside counsel that, in light of the Extensity Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the board of directors of Extensity to comply with its fiduciary obligations to Extensity's stockholders under the Delaware Law and (v) Extensity shall not have violated any of the restrictions set forth in Section 6.2 or this Subsection 6.4(c). Extensity shall provide Geac with at least three Business Days prior notice of any meeting of Extensity's board of directors at which Extensity's board of directors is expected to consider any Extensity Acquisition Transaction. Nothing contained in this Subsection 6.4(c) shall limit Extensity's obligation to hold and convene the Stockholder Meeting (regardless of whether the recommendation of the board of directors of Extensity shall have been withdrawn, amended or modified). For purposes of this Agreement, "Extensity Superior Offer" means an unsolicited, bona fide written offer made by a third party to complete any of the following transactions: (i) a merger or consolidation involving Extensity pursuant to which the stockholders of Extensity immediately preceding the transaction hold less than a majority of the equity interests in the surviving or resulting entity of such transaction or (ii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger), directly or indirectly, of ownership of 100 percent of the then-outstanding shares of Extensity Common Stock on terms (including, without limitation, the conditions to the prospective acquirer's obligation to close) that the board of directors of Extensity determines, in its reasonable good faith judgment (based on the advice of its financial advisor) to be materially more favorable to the Extensity stockholders than the Merger. However, an offer shall not be an "Extensity Superior Offer" if any financing required to complete the transaction contemplated by the offer is not fully committed.

                  (d) Nothing in this Agreement shall prohibit Extensity or its board of directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act.

                  (e) As promptly as practicable after the execution of this Agreement, Extensity and Geac shall mutually prepare, and Extensity shall file confidentially with the SEC, a preliminary form of the Proxy Statement/Prospectus. As promptly as practicable after receipt of SEC comments on the preliminary Proxy Statement/Prospectus, Geac and Extensity shall mutually prepare a response to the comments. Upon resolution of all comments, Geac shall file the Registration Statement with the SEC. Geac and Extensity shall use their commercially reasonable efforts to have the preliminary Proxy Statement/Prospectus cleared by the SEC and the Registration Statement declared effective by the SEC as promptly as practicable. Geac shall also take any action required to be taken under applicable United States blue sky or securities laws in connection with the Geac Common Shares to be issued in exchange for the shares of Extensity Common Stock. Geac and Extensity shall promptly furnish to each other all information, and take all other actions (including, without limitation, using all commercially reasonable efforts to provide any required consents of their independent auditor), as may reasonably be requested with respect to any action by any of them in connection with the preceding sentences of this Subsection 6.4(e). Whenever any Party learns of the occurrence of any event which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any other filing made pursuant to this Subsection 6.4(e), Geac or Extensity, as the case may be, shall promptly inform the other of that occurrence and cooperate in filing with the SEC or its staff and, if appropriate, mailing of such amendment or supplement to the stockholders of Extensity.

                  (f) Subject to Subsection 6.4(c), the Proxy
Statement/Prospectus shall contain the recommendation of the board of directors of Extensity in favor of the approval and adoption of this Agreement and the Merger.

         6.5. COMMERCIALLY REASONABLE EFFORTS

                  (a) Subject to the terms and conditions of this Agreement, Geac, Geac Sub and Extensity shall use their commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate under this Agreement and applicable Laws to complete the Merger and make effective the transactions contemplated by this Agreement including, without limitation: (i) satisfying the conditions to closing set forth in those sections over which they have control or influence, (ii) complying with HSR (if that is required) and responding as promptly as practicable to any inquiries received from the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice, including any requests for additional information or documents, (iii) using commercially reasonable efforts to obtain or make all necessary governmental and private party consents, approvals, filings and waivers and (iv) using commercially reasonable efforts to remove any legal bar to the Merger.

                  (b) Notwithstanding anything to the contrary in this Agreement, none of Geac, Extensity or any of their respective Subsidiaries shall be required to: (i) divest, hold separate or license any business, product line or assets, (ii) take any action or accept any limitation that could reasonably be expected to have a Geac Material Adverse Effect or (iii) agree to any of the foregoing in order to effect or facilitate the Merger. Nor shall anything in this Agreement require any Party to waive any condition to its obligation to complete the Merger.

         6.6. Public Announcements. Before issuing any press release or otherwise making any public statement with respect to this Agreement or the Merger, Geac, Geac Sub and Extensity shall consult with each other as to its form and substance, and agree not to issue any such press release or general communication to employees or make any public statement before obtaining the consent of the other (which shall not be unreasonably withheld or delayed), except as may be required by applicable Law or by the rules and regulations of or listing agreement with the NASDAQ Stock Market or the TSX.

         6.7. Notification of Certain Matters. Extensity shall promptly notify Geac, and Geac shall promptly notify Extensity, of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligation of the notifying Party to complete the Merger not to be fulfilled. Extensity shall give prompt notice to Geac, and Geac shall give prompt notice to Extensity, of any communication from any Person alleging that the consent of that Person is or may be required in connection with the Merger or any other transactions contemplated hereby, or to enable Geac or any Geac Subsidiary (including, after the Merger, the Extensity
Subs) to conduct or continue the business of Extensity and the Extensity Subs after the Merger.

         6.8. TSX Listing. Before the Effective Time, Geac shall file with the TSX an application for listing the Geac Common Shares issuable in the Merger and the Geac

Common Shares that Geac would be required to issue if all the Lower-Price Extensity Options were exercised.

         6.9. Resignation of Directors and Officers. Before the Effective Time, Extensity shall deliver to Geac, at no cost, the resignations of such directors and officers of Extensity and each Extensity Sub as Geac shall specify at least five Business Days before the Closing. The resignations shall be effective at the Effective Time.

         6.10. SEC Filings. Extensity shall promptly deliver to Geac true and complete copies of each report and other document mailed by it to its security holders or filed by it with the SEC, in each case after the date of this Agreement and before the Effective Time. As of their respective dates, no such item, including the consolidated financial statements included therein (but excluding any information provided by Geac or Geac Sub, as to which Extensity makes no representation) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which it was made, not misleading. All such items shall comply in all material respects with all applicable requirements of Law. Each of the consolidated financial statements (including, in each case, any related notes) contained in such items:
(i) shall comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC, (ii) shall be prepared in accordance with U.S. GAAP applied on a consistent basis as of the dates and throughout the periods involved and (iii) shall fairly present in all material respects the consolidated financial position of Extensity and the Extensity Subs as of the respective dates thereof and the consolidated results of their operations, cash flows and changes in stockholders' equity for the periods indicated, except that the unaudited interim financial statements may be subject to normal and recurring year-end adjustments which are not expected to be material in amount and the unaudited interim financial statements shall not require notes.

         6.11. EMPLOYEE MATTERS

                  (a) Unless Geac directs Extensity in writing to do otherwise at least five days before the Closing Date, Extensity shall take all action necessary to terminate the 401(k) profit sharing plan maintained for the benefit of Extensity's employees effective at the Merger Record Date and contingent on the Closing (including, without limitation, adopting board resolutions terminating the plan and giving advance written notice to the plan participants of the termination), and to distribute the assets of the plan in compliance with ERISA and consistent with maintaining the plan's qualified status under the Code.

                  (b) As soon as is administratively practical after the Closing (expected, for at least certain employee benefit plans, to be January 1, 2003), Geac shall cause the employees of Extensity to be entitled to participate in the employee benefit plans and programs of Geac Enterprise Solutions, Inc., so that each such employee is eligible for benefits that are substantially similar in the aggregate to those provided to a similarly situated employee of that Geac Subsidiary (it being understood that inclusion of the employees of Extensity in those plans may occur at different times with respect to different plans and may be affected, in the case of individual employees, by special circumstances such as leaves of absence that, in accordance with those plans, preclude or delay participation in those plans). To the extent permitted under those benefit plans, Geac shall cause each such benefit plan to take into account, for purposes of eligibility and vesting, the service of such employees with Extensity or the Extensity Subs to the same extent such service would have been credited for such purposes under such benefit plans if the employees had been employed by a Geac Subsidiary during the time they were employed by Extensity.

         6.12. INDEMNIFICATION AND INSURANCE

                  (a) After the Merger, the certificate of incorporation and bylaws of the Surviving Corporation shall continue to contain provisions with respect to indemnification, advancement of defense expenses and exculpation that are substantially identical to those set forth in the certification of incorporation and bylaws of Extensity as of the date of this Agreement. Those provisions shall not be repealed or amended for a period of six years after the Effective Time in any manner that would adversely affect the rights of any Indemnified Party, it being understood that nothing in this Section 6.12 or elsewhere in this Agreement shall prohibit Geac or the Surviving Corporation from effecting a merger of the Surviving Corporation into another entity, after the Effective Time, if the charter documents of the entity that survives that merger have similar provisions.

                  (b) For a period of six years after the Effective Time, the Surviving Corporation or its successor, if any, shall maintain directors' and officers' liability insurance covering those persons who are, as of the date of this Agreement, insureds under the directors' and officers' liability insurance policy currently maintained by Extensity, with coverage in amount and scope in all material respects at least is favorable to such persons as Extensity's existing coverage, provided that the total cumulative premium paid for that continuing insurance, irrespective of which entity or entities make the premium payments, shall not exceed USD 2.5 million.

                  (c) Each Indemnified Party shall comply with the reasonable requests of the Surviving Corporation and Geac in defending or settling any action brought by or against Extensity, any Indemnified Party or any affiliate or former affiliate of Extensity for any act or omission that preceded the Merger (whether before or after the date of this Agreement) including, without limitation, the securities class action currently pending against Extensity and others in the Federal District Court of the Southern District of New York.

                                  ARTICLE VII
                   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY

         The respective obligations of each Party to this Agreement to effect the Merger shall be subject to the fulfillment, on or before the Effective Time, of each of the following conditions, any one or more of which may be waived by all the Parties:

         7.1. Registration Statement. The Registration Statement shall have become effective in accordance with the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

         7.2. Extensity Stockholder Approval. This Agreement and the Merger shall have been adopted and approved at the Stockholder Meeting by holders, as of the Meeting Record Date, of a majority of the outstanding shares of Extensity Common Stock.

         7.3. Listing of Additional Shares. The Geac Common Shares issuable in connection with the Merger and under the Lower-Price Extensity Options shall have been approved for listing on the TSX and no suspension of such approval shall have been ordered.

         7.4. Governmental Clearances. The waiting period applicable to completion of the Merger under HSR, if any, shall have expired or been terminated and (other than the filing of the Certificate of Merger, which shall be accomplished as provided in Section 2.2) all other authorizations, consents, orders and approvals of, declarations and filings with, and expirations of waiting periods imposed by, any Government Entity or Law which, if not obtained or complied with, could have an Extensity Material Adverse Effect or a Geac Material Adverse Effect shall have been obtained or filed.

         7.5. Statute or Decree. No writ, order, temporary restraining order, preliminary injunction or permanent injunction shall have been issued, enacted, entered, promulgated or enforced, by any Government Entity, which remains in effect and prohibits the completion of the Merger or otherwise makes it illegal, nor shall any Government Entity or other Person have instituted any Action which remains pending and which seeks to enjoin, restrain or prohibit the Merger.

                                  ARTICLE VIII
                        CONDITIONS TO THE OBLIGATIONS OF
                                 CERTAIN PARTIES

         8.1. Additional Conditions To The Obligation Of Extensity. The obligation of Extensity to complete the Merger shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived by Extensity:

                  (a) The representations and warranties of Geac and Geac Sub contained in this Agreement shall be true and correct as of the Effective Time (except to the extent such representations and warranties speak as of an earlier date), with the same force and effect as if made at the Effective Time, except where the failure or failures to be true and correct, individually or in the aggregate (without regard to any qualifier as to materiality or Geac Material Adverse Effect contained in such representation and warranty) have not had and are not reasonably likely to have a "Geac Material Adverse Effect".

                  (b) Geac and Geac Sub shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them before the Effective Time.

                  (c) Since the date of this Agreement, there shall not have occurred any Geac Material Adverse Effect.

                  (d) Geac and Geac Sub shall have furnished a certificate or certificates of Geac and Geac Sub executed on behalf of one or more of their respective officers to evidence compliance with the conditions set forth in Subsections 8.1(a), (b) and (c) and the accuracy of the representation and warranty contained in Subsection 5.11(a) as of the Effective Time.

         8.2. Additional Conditions To The Obligations Of Geac And Geac Sub. The obligations of Geac and Geac Sub to complete the Merger shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived by Geac:

                  (a) The representations and warranties of Extensity contained in this Agreement shall be true and correct as of the Effective Time (except to the extent such representations and warranties speak as of an earlier date), with the same force and effect as if made at the Effective Time, except where the failure or failures to be true and correct, individually or in the aggregate (without regard to any qualifier as to materiality or Extensity Material Adverse Effect contained in such representation and warranty) have not had and are not reasonably likely to have an "Extensity Material Adverse Effect."

                  (b) Extensity shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or before the Effective Time.

                  (c) Since the date of this Agreement, there shall not have occurred any Extensity Material Adverse Effect.

                  (d) Extensity shall have furnished a certificate of Extensity executed by two of its officers to evidence compliance with the conditions set forth in Subsections 8.2(a), (b) and (c). That certificate shall include a certification regarding Extensity's customer and revenue pipeline referenced in the definition of "Extensity Material Adverse Effect".

                  (e) Holders of shares of Extensity Common Stock shall not have demanded an appraisal, under Section 262 of the Delaware Law, with respect to seven percent or more of the shares of Extensity Common Stock outstanding at the Meeting Record Date.

                  (f) Exhibit B consists of a list of four Extensity employees who signed letters addressing their terms of employment applicable if and after the Merger closes. None of the persons identified on that list shall have expressed an intention: (i) not to continue (other than due to physical disability or other medical condition) their employment after the Merger closes or (ii) to continue their employment after the Merger closes only if one or more of those terms are modified.

                                   ARTICLE IX
                            TERMINATION AND REMEDIES

         9.1. Termination. This Agreement may be terminated at any time before the Effective Time, whether before or after the stockholders of Extensity have approved the Agreement and Merger:

                  (a) by mutual written consent duly authorized by the boards of directors of Geac and Extensity;

                  (b) by either Extensity alone or Geac alone, if a court of competent jurisdiction or other Government Entity shall have issued an order, decree, injunction or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or making the Merger unlawful, and that order, decree, injunction ruling or other action is final and nonappealable;

                  (c) by Extensity alone or Geac alone, if: (i) a final vote was taken at the Stockholder Meeting on this Agreement and the Merger and the Extensity stockholders did not adopt and approve this Agreement and the Merger or (ii) the meeting was completed without a final vote having been taken and the meeting was not adjourned or postponed (provided that the right to terminate this Agreement under clause (i) or (ii) of this Subsection 9.1(c) shall not be available to Extensity, where the failure to obtain Extensity stockholder approval shall have been caused by the action or failure to act of Extensity, including by its board of directors and such action or failure constitutes a breach by Extensity of this Agreement);

                  (d) by Geac alone, if an Extensity Triggering Event shall have occurred;

                  (e) by Extensity alone, upon a breach of any representation, warranty or covenant on the part of Geac or Geac Sub set forth in this Agreement, or if any representation or warranty of Geac or Geac Sub shall have become untrue, in either case such that the conditions set forth in Subsection 8.1(a) or 8.1(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that such inaccuracy in Geac's or Geac Sub's representations and warranties or breach by Geac or Geac Sub remains uncured on the date that is ten Business Days after written notice of such inaccuracy or breach from Extensity to Geac (it being understood that Extensity may not terminate this Agreement under this Subsection 9.1(e) if Extensity shall have materially breached this Agreement and Extensity remains in breach as of the date of the intended termination);

                  (f) by Geac alone, upon a breach of any representation, warranty or covenant on the part of Extensity set forth in this Agreement, or if any representation or warranty of Extensity shall have become untrue, in either case such that the conditions set forth in Subsection 8.2(a) or 8.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that such inaccuracy in Extensity's representations and warranties or breach by Extensity remains uncured on the date which is ten Business Days after written notice of such breach or inaccuracy from Geac to Extensity (it being understood that Geac may not terminate this Agreement under this Subsection 9.1(f) if Geac or Geac Sub shall have materially breached this Agreement and Geac or Geac Sub remains in breach as of the date of the intended termination);

                  (g) By Extensity alone if: (i) the Merger has not been completed by January 31, 2003 (the "End Date") and (ii) (X) Geac would then be entitled to terminate this Agreement under Subsection 9.1(f) had Geac sent the notice called for by that subsection at least five Business Days before the End Date or (Y) Extensity is unwilling to close the Merger even though the conditions to its obligation to close the Merger have been satisfied or waived;

                  (h) By Extensity alone: (i) if the Merger has not been completed by the End Date, (ii) Geac would then not be entitled to terminate this Agreement under Subsection 9.1(f) had Geac sent the notice called for by that subsection at least five Business Days before the End Date and (iii) Extensity would then not be entitled to terminate this Agreement under Subsection 9.1(e);

                  (i) By Geac alone: (i) if the Merger has not been completed by the End Date and (ii) (X) Extensity would then be entitled to terminate this Agreement under Subsection 9.1(e) had Extensity sent the notice called for by that subsection at least five Business Days before the End Date or (Y) Geac and Geac Sub are unwilling to close the Merger even though the conditions to their obligations to close the Merger have been satisfied or waived;

                  (j) By Geac alone: (i) if the Merger has not been completed by the End Date, (ii) Extensity would then not be entitled to terminate this Agreement under Subsection 9.1(e) had Geac sent the notice called for by that subsection at least five Business Days before the End Date and (iii) Geac would not then be entitled to terminate this Agreement under Subsection 9.1(e).

                  (k) For the purposes of this Agreement, an "Extensity Triggering Event" shall be deemed to have occurred if: (i) the board of directors of Extensity or any committee of its board shall, for any reason, have withdrawn, amended or modified, in any manner adverse to Geac or to the prospects for completing the Merger, the board's recommendation in favor of the adoption and approval of this Agreement and the Merger, (ii) Extensity shall have failed to include in the Proxy Statement/Prospectus the recommendation of its board of directors in favor of the adoption and approval of this Agreement and the Merger, (iii) the Extensity board fails to reaffirm its recommendation in favor of the adoption and approval of this Agreement and the Merger within five days after Geac requests in writing that that recommendation be reaffirmed,
(iv) the Extensity board or a committee of that board shall have approved or recommended any Extensity Acquisition Proposal or (v) a tender or exchange offer relating to any securities of Extensity shall have been commenced by a Person unaffiliated with Geac, and Extensity shall not have sent, to its security holders pursuant to Rule 14e-2 adopted under the Exchange Act within 10 Business Days after the tender or exchange offer is first published, sent or given, a statement disclosing that Extensity's board of directors unanimously recommends rejection of the tender or exchange offer.

         9.2. Notice and Effects of Termination. Any termination of this Agreement under Section 9.1 will be effective immediately upon the delivery of a valid written notice of the terminating Party to the other Party or Parties. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except as set forth in this
Section 9.2, Sections 9.3 and 9.4, and Article X, each of which shall survive the termination of this Agreement. Moreover, termination shall not relieve any Party from liability for any breach of this Agreement or affect the obligations of the Parties set forth in the Confidentiality Agreement.

         9.3. Fees and Expenses. Except as set forth in the next sentence and in
Section 9.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring the expenses, whether or not the Merger is completed. However, Geac and Extensity shall share equally: (i) all fees and expenses, other than attorneys' and accountant's fees and expenses incurred in the printing, filing and mailing of the Proxy Statement/Prospectus (including any preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements, and (ii) all filings and other fees payable to Government Entities (for example, under HSR) in connection with the authorizations, consents, orders, approvals, declarations and filings referenced in Section 7.4.

         9.4. Liquidated Damages and Termination Fee

                  (a) Subsections 9.4(b) and (c) require the payment of a specified amount, as liquidated damages or a termination fee, under the circumstances specified in those subsections. The Parties have agreed to those arrangements because: (i) they believe that the damages and other adverse consequences likely to be suffered by them under the circumstances specified in those subsections would be difficult to calculate, (ii) they believe that the remedies and consequences provided in those subsections represent a reasonable estimate, as of the date of this Agreement, of the damages or other adverse consequences likely to be suffered by them under the circumstances specified,
(iii) they wish to obviate the need to prove the actual amount of such damages or other adverse consequences and (iv) they desire to achieve certainty regarding remedies and consequences. Accordingly, Subsections 9.4(b) and (c) represent the sole remedies and sole consequences, monetary or otherwise, for the matters referenced in those subsections. This Section 9.4 is an integral part of this Agreement. Without this Section 9.4, the Parties would not have entered into this Agreement.

                  (b) If this Agreement is terminated under Subsection 9.1(c),
(d), (f) or (g), then, within ten Business Days after the date of that termination, Extensity shall pay Geac USD1.5 million, plus an amount payable in U.S. dollars equal to Geac's and Geac Sub's fees and expenses otherwise paid or payable by Geac and Geac Sub under Section 9.3, in immediately available funds. If any of those fees and expenses are payable or were paid by Geac or Geac Sub in Canadian dollars, they shall converted, for purposes of this Subsection 9.4(b), into U.S. dollars at the exchange rate for the eighth of those ten Business Days, quoted for that eighth Business Day, in The Wall Street Journal.

                  (c) If this Agreement is terminated under Subsection 9.1(e) or
(i), then, within ten Business Days after the date of that termination, Geac shall pay Extensity USD1.5 million, plus an amount payable in U.S. dollars equal to Extensity's fees and expenses otherwise paid or payable by Extensity under
Section 9.3, in immediately available funds.

                                   ARTICLE X
                                  MISCELLANEOUS

         10.1. Survival of Representations and Warranties. The representations and warranties of the Parties shall not survive the Closing.

         10.2. Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement of Geac, Geac Sub and Extensity at any time before to the Effective Time. However, after adoption and approval of this Agreement and the Merger by the stockholders of Extensity, no such amendment, modification or supplement shall have any of the effects set forth in Section 251(d) of the Delaware Law unless Extensity's stockholders approve that amendment, modification or supplement.

         10.3. Waiver and Consents. Any failure of Geac or Geac Sub, on the one hand, or Extensity, on the other hand, to comply with any provision of this Agreement may be waived by Extensity (with respect to any failure by Geac or Geac Sub) or by Geac (with respect to any failure by Extensity), respectively, only by a written instrument signed by the Party granting the waiver. However, a waiver or failure to insist upon strict compliance with a provision in this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply with that provision or any other provision of this Agreement. Whenever this Agreement requires or permits a consent by any Party, that consent shall be given in writing in a manner and with the same effects as for a waiver, as set forth in this Section 10.3.

         10.4. Investigations. Nothing learned or known by any Party, whether by virtue of its or its representatives' due diligence or otherwise, shall diminish, eliminate, undercut or waive any representation or warranty of any other Party contained in this Agreement or in any certificate or other document delivered before or at the Closing. Rather, the accuracy of those representations and warranties are solely the responsibility of the Party giving them. Information discovered or discoverable in due diligence or otherwise known shall not diminish that responsibility because, among other reasons, the Parties have decided to avoid the costs and uncertainty associated with litigating whether certain information was discovered in fact or could or should have been discovered.

                  10.5. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered personally by overnight courier or similar means, or sent by facsimile with written confirmation of receipt, to the Parties at the addresses specified below or to such other address for a Party as shall be specified by like notice. Any such notice shall be effective upon receipt, if personally delivered, or on the next Business Day following transmittal if sent by confirmed facsimile. Notices shall be delivered as follows:

                  if to Geac or Geac Sub:  Geac Computer Corporation Limited
                                           11 Allstate Parkway,  Suite 300
                                           Markham, Ontario L3R 9T8
                                           Canada
                                           Telephone:        (905) 940-3704
                                           Facsimile:        (905) 940-3722
                                           Attention:  Paul Birch

                  with a copy to:          Blake Cassels & Graydon LLP
                                           Commerce Court West
                                           199 Bay Street,  Suite 2800
                                           Toronto, Ontario   M5L  1A9
                                           Telephone:        (416) 863-2965
                                           Facsimile         (416) 863-2653
                                           Attention:      Craig Thorburn

                  with a copy to:          Heller Ehrman White & McAuliffe LLP
                                           333 Bush Street
                                           San Francisco, California  94104-2878
                                           Telephone:        (415) 772-6134
                                           Facsimile:        (415) 772-6268
                                           Attention:      Dan Titelbaum

                  if to Extensity          Extensity, Inc.
                                           2200 Powell Street, Suite 300
                                           Emeryville, California  94608
                                           Telephone:        (510) 594-4604
                                           Facsimile:        (510) 596-8802
                                           Attention:      Bob Spinner

                  with a copy to:          Cooley Godward LLP
                                           Five Palo Alto Square
                                           3000 El Camino Real
                                           Palo Alto,  California  94306-2155
                                           Telephone:        (650) 843-5103
                                           Facsimile:        (650) 745-7391
                                           Attention:      Jim Fulton

         10.6. Assignment and Third Party Beneficiaries. Neither this Agreement nor any right, interest or obligation under this Agreement shall be assigned or delegated by any Party without the prior written consent of the other Parties. This Agreement shall be binding upon the Parties' respective successors and permitted assigns. Except as provided in the next sentence, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and any such successor or permitted assign of a Party. However, the Indemnified Parties shall be entitled to enforce Section 6.12.

         10.7. Governing Law. This Agreement shall be governed by the laws of the State of Delaware without reference to its principles of conflicts of law.

         10.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be treated as an original but all of which together shall constitute one and the same instrument.

         10.9. Severability. If any provision of this Agreement is finally determined to be invalid, illegal or unenforceable in any respect, it shall be adjusted, if possible, to effect the original intention of the Parties as nearly as is possible. The validity, legality and enforceability of the remaining provisions of this Agreement shall be unaffected by that determination unless, and then only to the extent strictly necessary in order to accommodate, the deletion or adjustment of the provision that was determined to be invalid, illegal or unenforceable.

         10.10. Interpretation. The article and section headings in this Agreement are principally for the purpose of reference and shall not, by themselves, affect the meaning or interpretation of this Agreement.

         10.11. Entire Agreement. This Agreement and the other documents signed and dated as of the date of this Agreement, including the exhibits hereto and thereto, and the Extensity Disclosure Statement and the Geac Disclosure Statement, embody the entire agreement and understanding of the Parties respecting their subject matter. There are no representations, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein and therein. However, nothing in this Section 10.11 or elsewhere in this Agreement shall terminate or otherwise preempt the Strategic Alliance Agreement.

         IN WITNESS WHEREOF, Geac, Geac Sub and Extensity have caused this Agreement to be signed by their duly authorized officers as of the date that appears in the first paragraph of this Agreement.

                                   GEAC COMPUTER CORPORATION
                                    LIMITED

                                   By     /s/ Paul D. Birch
                                     ___________________________________________
                                   Name:      Paul D. Birch
                                   Title:  President and Chief Executive Officer

                                   CAGE ACQUISITION INC.

                                   By  /s/ Paul D. Birch
                                     ___________________________________________
                                   Name:   Paul D. Birch
                                   Title:  President and Chief Executive Officer

                                   EXTENSITY, INC.

                                   By   /s/ Robert A. Spinner
                                     ___________________________________________
                                   Name:   Robert A. Spinner
                                   Title:  President and Chief Executive Officer